QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

UNITED ARTISTS THEATRE CIRCUIT, INC.

AS SELLER,

AND

BOARDWALK VENTURES, LLC

AS PURCHASER

DATED AS OF OCTOBER 11, 2005

i

ii

LIST OF EXHIBITS

Exhibit A	Leases
Exhibit B	Legal Description of Owned Theater
Exhibit C	Additional Leases; R&S Lease
Exhibit D	FF&E
Exhibit E	Form of Letter of Credit
Exhibit F	Form of Guaranty
Exhibit G	Form of Owned Theater Deed
Exhibit H	Form of Assignment and Assumption Agreement Form of Hattiesburg Assignment and Assumption Agreement
Exhibit I	Form of Bill of Sale
Exhibit J	Form of Additional Purchase Agreement
Exhibit K	Allocated Values for Additional Leased Theaters and R&S Theater

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of this 11th day of October, 2005 (the "Effective Date"), by and between UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation ("Seller"), and BOARDWALK VENTURES, LLC, a Louisiana limited liability company ("Purchaser"). Seller and Purchaser are sometimes referred to herein individually as a "Party", and collectively as the "Parties".

WITNESSETH:

        WHEREAS, Seller possesses a leasehold interest in and to the Leverage Leased Theater (hereinafter defined) pursuant to that certain Lease dated December 13, 1995 by and between Seller, as tenant, and Wilmington Trust Company, a Delaware banking corporation, William J. Wade, an individual, not in their individual capacities but solely as the Owner Trustee under a Trust Agreement dated December 13, 1995, as landlord (the "Fee Holder" and collectively with the Owner Participant, Remainderman Trustee, Remainderman Participant (each as defined therein), the "Owner Parties"), as amended by that certain Amendment to Leverage Lease Facility and Second Supplemental Indenture dated March 7, 2001 (as amended, the "Leverage Lease");

        WHEREAS, Seller possesses leasehold interests in and to the Leased Theaters (hereinafter defined), pursuant to the Leases (hereinafter defined), as more specifically described in this Agreement;

        WHEREAS, Seller is the owner of the Owned Theater (hereinafter defined), as more specifically described in this Agreement;

        WHEREAS, Seller possesses leasehold interests in and to the Additional Leased Theaters (hereinafter defined), pursuant to the Additional Leases (hereinafter defined), as more specifically described in this Agreement;

        WHEREAS, Seller owns fifty-one percent (51%) of the aggregate, issued and outstanding capital stock (the "R&S Shares") of R&S Theaters, Inc., a Mississippi closely-held corporation ("R&S"), and R&S possesses a leasehold interest in and to the R&S Theater (hereinafter defined) pursuant to the R&S Lease (hereinafter defined);

        WHEREAS, contemporaneous herewith, Seller and Purchaser entered into that certain Purchase Agreement with respect to the purchase by Purchaser and sale by Seller of the Leverage Leased Theater (the "Lafayette Purchase Agreement");

        WHEREAS, on June 30, 2005, Seller and VSS-Southern Theatres, LLC ("VSS-Southern"), an affiliate of Southern Theatres, LLC, a Louisiana limited liability company ("Guarantor"), entered into that certain Letter Agreement with respect to the purchase and sale of certain personal property located at the Westgate Theater (hereinafter defined), which has been or will be assigned by VSS-Southern to Purchaser (the "Westgate Letter Agreement" and, together with the Lafayette Purchase Agreement, the "Related Purchase Agreements");

        WHEREAS, Seller desires to (i) assign to Purchaser the Leases, (ii) sell to Purchaser the Owned Theater, (iii) cause the sale by the Owner Parties to Purchaser of the Leverage Leased Theater, and (iv) grant Purchaser a right of first refusal and a right to purchase with respect to (A) the Additional Leases and (B) the R&S Shares, and Purchaser desires to (w) assume from Purchaser the Leases, (x) purchase the Owned Theater, (y) purchase the Leverage Leased Theater, and (z) acquire from Seller a right of first refusal and a right to purchase with respect to (A) the Additional Leases and (B) the R&S Shares, all on the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, as a material inducement to Seller's execution and delivery of this Agreement, Guarantor has agreed to join in the execution of this Agreement with respect to the delivery of the Guaranty (hereinafter defined) and certain indemnity obligations hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the Related Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    In addition to the terms defined above in the introduction and recitals to this Agreement, which recitals are herby incorporated herein and made a part of this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

        "Additional Leased Theaters" means those certain real properties commonly known as (1) Westbrook 4 Theaters, located at 454 Brookway Boulevard, Brookhaven, Mississippi; (2) Sawmill Square 5 Theaters, located at 910 Sawmill Road, Laurel, Mississippi; (3) Natchez Mall 4 Theaters, 350 John R. Junkin Drive, Natchez, Mississippi; and (4) Lee Hill 6 Theaters, located at 1350 Boone Street, Leesville, Louisiana.

        "Additional Leases" means those certain lease agreements relating to the Additional Leased Theaters, descriptions of which are set forth in Exhibit "C" attached hereto.

        "Additional Personal Property" means all furniture, fixtures, equipment, inventory (to the extent Purchaser elects to purchase same), licenses, permits, plans and specifications and other personal or moveable property relating to the Additional Leased Theaters and described in any Offer or Additional Purchase Agreement, as the case may be.

        "Additional Purchase Agreement" has the meaning set forth in Section 10.5(a).

        "Affiliate" means, with respect to the Person in question, any other Person that, directly or indirectly, owns or controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term "control" and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.

        "Agreement" has the meaning set forth in the introductory paragraph.

        "Alpha" has the meaning set forth in Section 4.1.

        "Anti-Terrorism Laws" means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future Applicable Laws addressing or in any way relating to terrorist acts and acts of war.

        "Applicable Law" means (i) all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, and (ii) any judgment, injunction, order or other similar requirement of any court or other adjudicatory authority, in effect at the time in question and in each case to the extent the Person or property in question is subject to or required to comply with the same.

        "Assignment and Assumption Agreement" has the meaning set forth in Section 5.1.

        "Assumed Liabilities" has the meaning set forth in Section 2.4.

        "Bill of Sale" has the meaning set forth in Section 5.1.

        "Business" means the exhibition of motion pictures and all ancillary activities conducted at the Theaters (but not elsewhere) or, solely with respect to the covenant set forth in Section 10.6, the Additional Leased Theaters and the R&S Theater (but not elsewhere), including, without limitation,

(i) the exhibition in the Theaters (or the Additional Leased Theaters and the R&S Theater, as the case may be) of motion pictures, television, video, vaudeville, dramatic, opera, concert, lectures, or theatrical performances or similar entertainment, (ii) the operation of, or license or rental of, concession areas within the Theaters (or the Additional Leased Theaters and the R&S Theater, as the case may be), (iii) the operation of, or license or rental of, other areas of the Theaters (or the Additional Leased Theaters and the R&S Theater, as the case may be) for incidental retail use, (iv) the maintenance and repair of the Theaters (or the Additional Leased Theaters and the R&S Theater, as the case may be) and all personal and moveable property located therein, and (v) the payment of Taxes.

        "Business Day" means any day other than a Saturday, Sunday or federal legal holiday.

        "Casualty" has the meaning set forth in Section 13.1.

        "Closing" has the meaning set forth in Section 10.1.

        "Closing Date" has the meaning set forth in Section 10.1.

        "Closing Statement" has the meaning set forth in Section 11.1.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.

        "Condemnation" has the meaning set forth in Section 13.2.

        "Confidentiality Agreement" means that certain Confidentiality Agreement dated                        , 2005, by and between Seller and Purchaser (or an Affiliate thereof).

        "Contracts" has the meaning set forth in Section 2.2(d).

        "Cut-Off Time" has the meaning set forth in Section 11.2.

        "Credit Rating" means the senior unsecured debt rating issued by S&P or Moody's. All references to specific levels of a Credit Rating mean such rating with a "stable" or "positive" outlook, but not a "negative" outlook or "on watch" associated with such rating.

        "Earnest Money" has the meaning set forth in Section 3.2(b).

        "Effective Date" has the meaning set forth in the introductory paragraph.

        "Employees" means, at the time in question, all natural persons employed full-time or part-time at the Theaters by Seller or any of their Affiliates.

        "Escrow Agreement" has the meaning set forth in Section 3.2(b).

        "Excluded Property" has the meaning set forth in Section 2.2.

        "Fee Holder" has the meaning set forth in the recitals.

        "FF&E" has the meaning set forth in Section 2.1(d)(i).

        "Governmental Authority" means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

        "Guarantor" has the meaning set forth in the recitals.

        "Guaranty" has the meaning set forth in Section 2.7.

        "Hattiesburg Assignment and Assumption Agreement" has the meaning set forth in Section 5.1.

        "Hattiesburg Lease" means that certain lease agreement relating to the Hattiesburg Theater.

        "Hattiesburg Lease Obligations" mean, at any date, any covenant, agreement, condition, term or obligation to be complied with and performed by Seller or Purchaser as the successor-in-interest to Seller, as tenant, under (i) the Hattiesburg Lease, and (ii) the Hattiesburg Assignment and Assumption Agreement.

        "Hattiesburg Theater" means that certain real property commonly known as Turtle Creek 9 Theaters, located at 1000 Turtle Creek Drive, Hattiesburg, Mississippi.

        "Indemnification Claim" has the meaning set forth in Section 14.5(a).

        "Indemnification Loss" means, with respect to any Indemnitee, any actual (and not contingent) liability, damage (but expressly excluding any consequential, punitive, exemplary and treble damages), loss, cost or expense, including, without limitation, reasonable attorneys fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.

        "Indemnitee" has the meaning set forth in Section 14.5(a).

        "Indemnitor" has the meaning set forth in Section 14.5(a).

        "Initial Face Amount" has the meaning set forth in Section 2.6.

        "Inspection Period" has the meaning set forth in Section 4.1.

        "Inspections" means the Phase II together with the examinations, tests, investigations and studies of the Transferred Property, the Additional Leased Theaters, the Additional Personal Property, and the R&S Theater conducted by Purchaser prior to the Effective Date.

        "Inventory" has the meaning set forth in Section 2.2(b).

        "Issuer" has the meaning set forth in Section 2.6.

        "Knowledge" means (i) with respect to Seller, the actual knowledge of John F. Roper, Vice President for Seller, or Gerald M. Grewe, Vice President of Real Estate for Regal Entertainment Group, without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of their Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of George Solomon, the manager of Purchaser, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter disclosed in any exhibits to this Agreement, (C) any matter disclosed in any of the Seller Due Diligence Materials or any other documents or materials provided by Seller or any third-party to Purchaser prior to the Effective Date, and (D) any matter disclosed by the Inspections. For the purposes of this definition, the term "actual knowledge" means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.

        "Lafayette Purchase Agreement" has the meaning set forth in the recitals.

        "Landlord Liens" means any contractual, statutory, or common law lien of any Landlord in and to any assets of Seller with respect to any of the Leased Theaters.

        "Landlords" means any of the landlords under the Leases.

        "Lease Obligations" means, at any date, any covenant, agreement, condition, term or obligation to be complied with and performed by Seller or Purchaser as the successor-in-interest to Seller, as tenant, or by R&S (as the case may be) under (i) any Lease, (ii) any Additional Lease (to the extent assumed by Purchaser), (iii) the Assignment and Assumption Agreement, (iv) the Hattiesburg Assignment and Assumption Agreement, (v) any assignment and assumption agreement with respect to the Additional

Leases as provided herein or in the Additional Purchase Agreement, and (vi) the R&S Lease (to the extent Purchaser acquires the R&S Shares as provided herein).

        "Leases" means those certain lease agreements relating to the Leased Theaters, descriptions of which are set forth in Exhibit "A" attached hereto.

        "Leased Theaters" means those certain real properties commonly known as (1) Turtle Creek 9 Theaters, located at 1000 Turtle Creek Drive, Hattiesburg, Mississippi; (2) Northgate 8 Theaters, 100 Castille Street, Lafayette, Louisiana; and (3) the New Iberia Theater.

        "Letter of Credit" has the meaning set forth in Section 2.6.

        "Letter of Intent" means that certain letter of intent dated March 11, 2005, between Seller and Guarantor, as amended by that certain letter of intent dated June 30, 2005, outlining the general terms of the transaction described in this Agreement and the Related Purchase Agreements.

        "Leverage Lease" has the meaning set forth in the recitals.

        "Leverage Leased Theater" means that certain real property commonly known as Ambassador 10 Theaters, located at 2315 Kaliste Saloom, Lafayette, Louisiana, as more particularly described in the Lafayette Purchase Agreement.

        "Liability" means any liability, obligation, damage, loss, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.

        "Licenses and Permits" has the meaning set forth in Section 2.1(d)(iii).

        "Material Casualty" has the meaning set forth in Section 13.1(a).

        "Moody's" means Moody's Investors Services, Inc. and its successors.

        "New Iberia Lease" means that certain lease agreement relating to the New Iberia Theater, a description of which is set forth in Exhibit "A" attached hereto.

        "New Iberia Theater" means that certain real property commonly known as Bayou Landing 6 Theaters, located at 1000 Parkview Drive, Building 6A, New Iberia, Louisiana, as more particularly defined in the New Iberia Lease.

        "Notice" has the meaning set forth in Section 15.1(a).

        "Offer" has the meaning set forth in Section 10.4(a).

        "Ordinary Course of Business" means the ordinary course of business consistent with Seller's past custom and practice for the Business, taking into account the transaction described in this Agreement and the Related Purchase Agreements and/or Additional Purchase Agreement (as the case may be) and facts and circumstances in existence from time to time.

        "Owned Theater Deed" has the meaning set forth in Section 5.1.

        "Owned Theater" means that certain real property commonly known as Washington Square 4 Theaters, located at 314  N. Franklin Street, Bastrop, Louisiana, a legal description of which is set forth in Exhibit "B" attached hereto.

        "Owner Parties" has the meaning set forth in the recitals.

        "Party" or "Parties" has the meaning set forth in the introductory paragraph.

        "Permitted Title Exceptions" means those exceptions to title set forth in the Title Commitments.

        "Person" means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.

        "Personal Property" has the meaning set forth in Section 2.1(d).

        "Phase II" has the meaning set forth in Section 4.1.

        "Plans and Specifications" has the meaning set forth in Section 2.1(d)(iv).

        "Proprietary Property" has the meaning set forth in Section 2.2(c).

        "Prorations" has the meaning set forth in Section 11.2.

        "Purchase Right" has the meaning set forth in Section 10.5(a).

        "Purchase Right Exercise Notice" has the meaning set forth in Section 10.5(c).

        "Purchase Right Price" has the meaning set forth in Section 10.5(b).

        "Purchase Price" has the meaning set forth in Section 3.1.

        "Purchaser" has the meaning set forth in the introductory paragraph.

        "Purchaser Closing Condition Failure" has the meaning set forth in Section 12.2.

        "Purchaser Closing Conditions" has the meaning set forth in Section 9.1(a).

        "Purchaser Closing Deliveries" has the meaning set forth in Section 10.2(b).

        "Purchaser Default" has the meaning set forth in Section 12.3.

        "Purchaser Documents" has the meaning set forth in Section 7.2(b).

        "Purchaser Indemnitees" means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

        "R&S" has the meaning set forth in the recitals.

        "R&S Shares" has the meaning set forth in the recitals.

        "R&S Theater" means that certain real property commonly known as Bonita Lakes 9, located at 1680 Bonita Lakes Circle, Meridian, Mississippi.

        "R&S Lease" means that certain Lease dated September 2, 1997, between Bonita Lakes Mall Limited Partnership, a Mississippi limited partnership, and Seller, which was assigned to R&S pursuant to that certain Assignment and Assumption Agreement dated September 18, 1997, and as amended.

        "Regal" means the Regal Cinemas, Inc., a Tennessee corporation.

        "Regal Entity" means Regal and its Affiliates (other than Seller).

        "Related Purchase Agreements" has the meaning set forth in the recitals.

        "Removal Period" has the meaning set forth in Section 10.3.

        "Removal Work" has the meaning set forth in Section 10.3.

        "Retained Liabilities" has the meaning set forth in Section 2.5.

        "ROFR" has the meaning set forth in Section 10.4(a).

        "ROFR Election Notice" has the meaning set forth in Section 10.4(a).

        "ROFR Notice" has the meaning set forth in Section 10.4(a).

        "ROFR/Right to Purchase Term" has the meaning set forth in Section 10.4(a).

        "S&P" means Standard & Poor's Rating Service and its successors or assigns.

        "Seller" has the meaning set forth in the introductory paragraph.

        "Seller Closing Conditions" has the meaning set forth in Section 9.2(a).

        "Seller Closing Deliveries" has the meaning set forth in Section 10.2(a).

        "Seller Cure Period" has the meaning set forth in Section 12.2.

        "Seller Documents" has the meaning set forth in Section 7.1(b).

        "Seller Due Diligence Materials" means all documents and materials provided by Seller to Purchaser pursuant to the Letter of Intent and prior to the Effective Date, together with any copies or reproductions of such documents or materials.

        "Seller Indemnitees" means Seller and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

        "Seller's Possession" means the actual physical possession by, or within reasonable control of Seller; provided, however, that any reference in this Agreement to Seller's Possession of any documents or materials expressly excludes the possession of any such documents or materials that (i) are legally privileged or constitute attorney work product, or (ii) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Seller or its Affiliates.

        "Seller Default" has the meaning set forth in Section 12.1.

        "Taxes" means any federal, state, local or foreign, real property, personal property, sales, use, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any Governmental Authority on Seller with respect to any Theater or the Business conducted therein, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.

        "Theaters" mean, collectively, the Leverage Leased Theater, the Leased Theaters, and the Owned Theater.

        "Third-Party Claim" means, with respect to the Person in question, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against the Person in question by any other Person which is not an Affiliate of the Person in question or which is not a party to this Agreement.

        "Title Commitments" mean (i) that certain title commitment issued by the Title Company with respect to the Leverage Leased Theater and identified as Commitment No. 441199COM and (ii) that certain title commitment issued by the Title Company with respect to the Owned Theater and identified as Commitment No. 441197COM.

        "Title Company" means Chicago Title Insurance Company, through its offices at 171 North Clark, Chicago, Illinois 60601.

        "Title Policies" has the meaning set forth in Section 10.2(a)(vi).

        "Transferred Property" has the meaning set forth in Section 2.1.

        "Westgate Deposit" has the meaning set forth in Section 3.2(a).

        "Westgate Letter Agreement" has the meaning set forth in the recitals.

        "Westgate Personal Property" means the personal property relating to the Westgate Theater to be sold by Seller to Purchaser pursuant to the Westgate Letter Agreement, as more particularly described in the Westgate Letter Agreement.

        "Westgate Theater" means that certain real property commonly known as Westgate Cinema 8, 323 MacArthur Drive, Alexandria, Louisiana, as more particularly described in the Westgate Letter Agreement.

ARTICLE II

PURCHASE AND SALE; ASSUMPTION OF LIABILITIES

        Section 2.1    Purchase and Sale.    Subject to the terms and conditions set forth in this Agreement and the Related Purchase Agreements, the Parties hereby agree as follows:

            (a)    Leased Theaters.    At Closing, Seller shall assign to Purchaser, and Purchaser shall assume from Seller, all of Seller's rights and obligations under the Leases, from and after the Closing Date.

            (b)    Owned Theater.    At Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Owned Theater, together with all rights, privileges, servitudes, and easements appurtenant thereto.

            (c)    Leverage Leased Theater.    At Closing, subject to the Lafayette Purchase Agreement, Seller shall cause the Owner Parties to sell to Purchaser, and Purchaser shall purchase from the Owner Parties, the Leverage Leased Theater, together with all rights, privileges, servitudes, and easements appurtenant thereto, pursuant to the Lafayette Purchase Agreement.

            (d)    Sale of Personal Property.    At Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller (if any) in and to the following property and assets, free and clear of the interests of Seller or liens of any third-parties (other than Landlord Liens) (collectively, the "Personal Property"):

              (i)    FF&E.    All furniture and equipment located at the Theaters as of the Effective Date and set forth on Exhibit "D" attached hereto (other than any of the foregoing which is leased to Seller), to the extent the same are transferable by Seller as of the Closing Date, none of which constitutes Proprietary Property (collectively, the "FF&E");

              (ii)    Inventory.    To the extent Purchaser timely elects the option to purchase pursuant to Section 2.3, all Inventory located at the Theaters to the extent used exclusively in the Business conducted thereon, to the extent the same are transferable by Seller as of the Closing Date, except to the extent same constitute Proprietary Property;

              (iii)    Licenses and Permits.    All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by Seller with respect to the operation of the Theaters, to the extent the same are transferable by Seller as of the Closing Date, except to the extent same constitute Proprietary Property (collectively, the "Licenses and Permits"); and

              (iv)    Plans and Specifications.    All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Theaters, if any, which relate exclusively to the Theaters, to the extent the same are transferable by Seller as of the Closing Date, except to the extent same constitute Proprietary Property, and subject to Seller's right to retain copies of same (collectively, the "Plans and Specifications").

        Seller's interests in the Leased Theaters, the Owned Theater, the Leverage Leased Theater, and the Personal Property, but expressly excluding the Excluded Property (hereinafter defined), are referred to collectively herein as the "Transferred Property".

        Section 2.2    Excluded Property.    Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (collectively, the "Excluded Property") are excluded from the Transferred Property:

            (a)    Cash.    Except for deposits expressly included in Section 2.1(f), all cash on hand or on deposit in any house bank, operating account or other account or reserve maintained in connection with the Business as of the Closing Date;

            (b)    Inventory.    All candy, popcorn, soda, ice cream, hot dogs and similar concession stock, all paper and plastic products and similar materials, and all janitorial supplies located at the Theaters and owned by any Regal Entity or Seller, or any Affiliate respectively thereof, and located at the Theaters (collectively, the "Inventory"), subject to the terms of Section 2.3;

            (c)    Proprietary Property.    All property bearing the "Regal" or "United Artists" logo or any other logo of any Regal Entity or Seller, including interior and exterior signs, clocks, uniforms, and any other item bearing such logos; televisions, video cassette recorders, DVD players, training videos, training DVD's, related audio/visual equipment including video monitors, spare xenons, and surplus booth supplies, plasma screens, satellite dish, server and other digital equipment connected to satellite feed or used in connection with such satellite dish; software and peripherals; box office and ticketing system software and any electronic ticket kiosks; concession point-of-sale equipment licensed through ENTEC; all items provided to any Regal Entity or Seller by any beverage vendor or bearing the logo of any beverage vendor, including beverage coolers, dispensing equipment and cups; items furnished to any Regal Entity or Seller by vendors such as pretzel, nacho or cookie ovens and warmers or ice cream freezers or coolers or other vendor-owned food or drink preparation and/or storage equipment; video game and vending machines owned by third-parties; Kronos time clock and related software; pay phones; trash dumpster and/or compactor; office supplies, records, electronic data, files, reports and like items; and all equipment installed at the Theaters in connection with the digital delivery system, including the satellite dish, digital projectors (but not the 35mm film projectors), mirror mounts, computers and related equipment, switches, relays, cables, plasma video monitors, and other items used in connection with such digital delivery system (collectively, the "Proprietary Property");

            (d)    Contracts.    All maintenance, service and supply contracts, booking contracts, credit card service agreements, and all other similar agreements which are held by Seller in connection with the Business, other than the Licenses and Permits, together with all deposits made or held by Seller thereunder (collectively, the "Contracts").

        Section 2.3    Option to Purchase Inventory.    Notwithstanding Section 2.2(b), Purchaser shall have the right to purchase all, but not less than all, of the Inventory (except to the extent same constitute Proprietary Property) located at the Theaters, as of the Closing Date for a price equal to Seller's actual cost therefor, which right shall be exercised (if at all) by providing written notice thereof on or prior to two (2) Business Days prior to the Closing Date (the failure to provide such written notice prior to such date being deemed a waiver of the right to purchase the Inventory), whereupon (y) such Inventory

(or portions thereof) shall form a part of the Personal Property and the Transferred Property to be sold to Purchaser hereunder, and (z) the Purchase Price shall be increased by the amount equal to Seller's actual cost for such Inventory. On or prior to two (2) Business Days prior to the Closing Date, Seller shall provide Purchaser a written list of Inventory (except to the extent same constitute Proprietary Property) located at the Theaters and a statement of the actual cost therefor.

        Section 2.4    Assumed Liabilities.    From and after the Closing Date, Purchaser shall assume all Liabilities arising from, relating to or in connection with the Transferred Property, subject to Seller's express representations and warranties in Section 7.1 and Seller's indemnity obligations set forth in Article XIV, including, without limitation, all Liabilities with respect to the condition of the Theaters (regardless of whether such condition existed prior to or after the Closing), including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Theaters, whether arising prior to or after the Closing Date, but expressly excluding the Retained Liabilities and Seller's indemnity obligations set forth in Article XIV (the "Assumed Liabilities"). The Parties' rights and obligations under this Section 2.4 shall survive the Closing.

        Section 2.5    Retained Liabilities.    From and after the Closing Date, Seller shall retain all Liabilities for (i) the payment of any amounts accrued but not yet due or payable prior to the Closing Date under the Licenses and Permits, except to the extent Purchaser has received an assignment of the Licenses and Permits and a credit for such Liabilities under Section 11.2, (ii) the payment of any amounts under any Contracts; (iii) the payment of all Taxes accrued but not yet due or payable prior to the Closing Date, except to the extent Purchaser has received a credit for such Taxes under Section 11.2, (iv) all bookings (if any) for motion pictures with respect to the Theaters as of the Closing Date, and (v) any claim for personal injury or property damage to a Person (other than any Purchaser Indemnitee) which injury or damage occurred prior to the Closing Date and is based on any act, event or omission which occurred at a Theater during the period of Seller's ownership or tenancy, as the case may be, of such Theater (the "Retained Liabilities"). The Parties' rights and obligations under this Section 2.5 shall survive the Closing.

        Section 2.6    Letter of Credit.    To secure the due and punctual performance of all Hattiesburg Lease Obligations assumed by Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms of the Hattiesburg Lease, at Closing Purchaser shall deliver to Seller an irrevocable standby letter of credit in favor of Seller and satisfying the following requirements: (i) it is a sight draft letter of credit from a financial institution (the "Issuer") acceptable to Seller, in its sole and absolute discretion; provided, however, any financial institution having a Credit Rating of "A1" or higher from Moody's or "A+" or higher from S&P; (ii) it has an initial face amount of not less than $2,500,000 (the "Initial Face Amount") and thereafter reduced on each annual anniversary thereof by an amount equal to one-ninth of the Initial Face Amount; (iii) it has an expiration date of not less than one (1) year from the Closing Date and thereafter renewed annually through the term of the Hattiesburg Lease at least thirty (30) calendar days prior to the expiration date (and may be drawn on by the holder thereof if not so renewed); (iv) it is freely assignable by Seller; (v) it may be drawn upon by Seller to the extent necessary to cure any defaults by the tenant (whether or not such tenant shall be Purchaser) under the Hattiesburg Lease; and (vi) it is otherwise reasonably satisfactory to Seller and is substantially similar to the letter of credit in the form attached hereto as Exhibit "E" (a letter of credit satisfying the foregoing requirements is herein called a "Letter of Credit"). If the Issuer ceases to have a Credit Rating of "A+" or higher by S&P or "A1" or higher by Moody's, Purchaser shall, within thirty (30) calendar days of the rating downgrade, replace the Letter of Credit with one issued by a bank having such rating (and if Purchaser fails to so replace the Letter of Credit within thirty (30) days after such rating downgrade, and for so long as the Letter of Credit shall not have been replaced, Purchaser may drawn upon the Letter of Credit). Purchaser shall pay any and all costs and expenses associated with Purchaser's changing the Issuer or substituting a new Letter of Credit for an existing Letter of

Credit. If, at any time after Closing, Purchaser shall procure and deliver to Seller a written, unconditional, irrevocable release from the landlord under the Hattiesburg Lease and/or any other party to which Seller may be liable thereunder, which release shall be in form and substance reasonably acceptable to Seller, but in any event releasing Seller of all Hattiesburg Lease Obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, and regardless of when existing or due, then Purchaser's obligations under this Section 2.6 to provide the Letter of Credit shall terminate and Purchaser shall cause the termination of the Letter of Credit without cost or liability to Seller. Neither the procurement and delivery of any such release nor the termination of the Letter of Credit, shall affect the Guaranty (hereinafter defined) and such Guaranty shall remain in full force and effect. This Section 2.6 shall survive Closing.

        Section 2.7    Guaranty.    To secure the due and punctual performance of all Lease Obligations assumed by Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, at Closing Guarantor shall deliver, and Purchaser shall cause Guarantor to deliver, to Seller an unconditional guaranty in the form attached hereto as Exhibit "F" (the "Guaranty").

ARTICLE III

PURCHASE PRICE

        Section 3.1    Purchase Price.    The purchase price for the Transferred Property is Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) (the "Purchase Price"), which shall be adjusted at Closing as a result of the purchase by Purchaser of the Inventory pursuant to Section 2.3, the Prorations pursuant to Section 11.2, and as otherwise expressly provided in this Agreement and the Related Purchase Agreements.

        Section 3.2    Earnest Money.

            (a)    Westgate Deposit.    The Parties acknowledge that Guarantor has made a non-refundable deposit to Seller under the Westgate Letter Agreement in an amount equal to ONE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00) (the "Westgate Deposit"), and has assigned any interest that Guarantor may have in and to the Westgate Deposit to Purchaser.

            (b)    Deposit of Earnest Money.    Prior to or contemporaneous herewith Purchaser has deposited with the Title Company the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (the "Earnest Money"), which shall held by the Title Company in escrow as earnest money pursuant to that certain Escrow Agreement dated of even date herewith among Seller, Purchaser and the Title Company (the "Escrow Agreement").

            (c)    Investment of Earnest Money.    The Earnest Money shall be invested in accordance with the Escrow Agreement.

            (d)    Disbursement of Earnest Money to Seller at Closing.    On the Closing Date, Purchaser shall cause the Title Company to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount equal to the Earnest Money disbursed to Seller. If this Agreement and the Lafayette Purchase Agreement are terminated for any reason and Purchaser is not entitled to a refund of the Earnest Money under an express provision of this Agreement, then Seller and Purchaser shall provide written notice to the Title Company directing the Title Company to disburse the Earnest Money to Seller no later than two (2) Business Days after such termination. This Section 3.2(d) shall survive the termination of this Agreement and the Lafayette Purchase Agreement.

            (e)    Refund of Earnest Money to Purchaser.    If this Agreement and the Lafayette Purchase Agreement are terminated and Purchaser is entitled to a refund of the Earnest Money (pursuant to any express provision of this Agreement), then Seller and Purchaser shall provide written notice to the Title Company directing the Title Company to disburse the Earnest Money to Purchaser no later than two (2) Business Days after such termination.

            (f)    Refund of Westgate Deposit.    If the Westgate Letter Agreement is terminated and Purchaser is entitled to a refund of the Westgate Deposit (pursuant to any express provision of this Agreement), then Seller shall return the Westgate Deposit to Purchaser no later than five (5) Business Days after such termination.

        Section 3.3    Payment of Purchase Price.

            (a)    Payment at Closing.    On the Closing Date, Purchaser shall pay to Seller an amount equal to the Purchase Price (as adjusted pursuant to Section 3.1), less (i) provided that Purchaser shall have consummated the transaction contemplated by the Westgate Letter Agreement, the Westgate Deposit, and less (ii) the Earnest Money disbursed to Seller. Purchaser shall cause the wire transfer of funds to be received by Seller and the Title Company, as the case may be, no later than 1:00 p.m. (prevailing Eastern Time) on the Closing Date. If, with respect to the payment of the Purchase Price at Closing, Seller receives the wire transfer of funds from Purchaser after 1:00 p.m. (prevailing Eastern Time) and are unable to reinvest such funds on the Closing Date, then the Title Company shall be directed to invest the funds overnight and any interest paid thereon shall be credited to Seller.

            (b)    Method of Payment.    All amounts to be paid by Purchaser to Seller pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.

        Section 3.4    Cross-Termination.    If the Lafayette Purchase Agreement or this Agreement shall terminate for any reason, then (i) this Agreement (in the case of a termination of the Lafayette Purchase Agreement) or the Lafayette Purchase Agreement (in the case of a termination of this Agreement) shall automatically terminate coincident with such termination of the Lafayette Purchase Agreement or this Agreement (as the case may be), whereupon the Parties shall have no further rights or obligations under this Agreement and the Lafayette Purchase Agreement, except those which expressly survive such termination, (ii) Seller shall have the right to terminate the Westgate Letter Agreement, whereupon the Westgate Deposit shall be returned to Purchaser and the Parties shall have no further rights or obligations under the Westgate Letter Agreement, except those which expressly survive such termination. If the Westgate Letter Agreement shall terminate for any reason, then Seller shall have the right to terminate this Agreement and the Lafayette Purchase Agreement, whereupon the Parties shall have no further rights or obligations under the Westgate Letter Agreement, except those which expressly survive such termination. If Seller shall terminate the Lafayette Purchase Agreement (and, by virtue of this Section 3.4, this Agreement) as a result of a Buyer Default (as defined in the Lafayette Purchase Agreement) thereunder, then the Earnest Money shall be disbursed to Seller in accordance with Section 3.2(d). If Seller shall elect to terminate the Westgate Letter Agreement upon termination of the Lafayette Purchase Agreement (and, by virtue of this Section 3.4, this Agreement) as a result of a Buyer Default under the Lafayette Purchase Agreement, then the Westgate Deposit shall be refunded to Purchaser in accordance with Section 3.2(f). If Purchaser shall terminate Lafayette Purchase Agreement (and, by virtue of this Section 3.4, this Agreement) as a result of a Seller Default (as defined and used in the Lafayette Purchase Agreement) or a default by the Owner Parties thereunder, or any failed contingency referenced in Sections 2 and 3 therein, then the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(e).

ARTICLE IV

LIMITED INSPECTION OF LEVERAGE LEASED THEATER

        Section 4.1    Limited Inspection.    Subject to the rights of the Owner Parties and the other limitations set forth in this Agreement, Purchaser, at its sole cost and expense, shall have the right, for the period commencing on the Effective Date and expiring October 21, 2005 (the "Inspection Period"), to enter onto and cause to be performed by Alpha Testing, Inc. ("Alpha") a phase II environmental site assessment (the "Phase II") of the Leverage Leased Theater as recommended by Alpha in, and for the limited purposes set forth in, Section 7 (Findings and Conclusions) of that certain Phase I Environmental Site Assessment of the Leverage Leased Theater dated August 11, 2005, prepared by Alpha and identified as Alpha Project No. E05765, a true and correct copy of which Phase I has been provided by Purchaser to Seller. Seller shall provide reasonable access to the Leverage Leased Theater for Alpha to perform the Phase II; provided, however, that (i) Purchaser and/or Alpha shall provide Seller with at least forty-eight (48) hours prior notice of such access; (ii) Alpha inspectors shall be coordinated through Seller's representative and accompanied by an employee, agent or representative of Seller; (iii) such access shall not be conducted on a Friday afternoon, Saturday, Sunday or holiday or during hours in which the Leverage Leased Theater is open for business; (iv) Purchaser or Alpha will be allowed to perform intrusive drilling, coring or other physical testing in accordance with the scope of work provided by Alpha to Seller and Buyer prior to the Effective Date (and coordinated scheduled with Seller so as to minimize the effect on the operation of Seller's Business or damage to the building and improvements on the property), however, any further intrusive drilling, coring or other physical testing shall require the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion; (v) such access shall not unreasonably interfere with the Business, and Purchaser, Alpha, and any other agent respectively thereof shall comply with Seller's requests with respect to the Phase II to minimize such interference. If Purchaser, in its reasonable discretion and with the exercise of good faith, is not satisfied with the results of the Phase II, then Purchaser shall have the right to terminate this Agreement and the Lafayette Purchase Agreement by providing written notice to Seller prior to the expiration of the Inspection Period. If Purchaser terminates this Agreement pursuant to this Section 4.1, then the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(d), and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. If Purchaser does not terminate this Agreement pursuant to this Section 4.1, then Purchaser shall be deemed to have waived its rights to terminate this Agreement pursuant to this Section. If this Agreement is terminated and as an express condition to the return of the Earnest Money, Purchaser shall provide a copy to Seller of the Phase II. If requested by the Seller Parties, Purchaser shall use commercially reasonable efforts to obtain an original of any such Phase II for Seller, together with a reliance letter in favor of Seller from Alpha. This Section 4.1 shall survive the termination of this Agreement.

        Section 4.2    Release and Indemnification.    Purchaser (for itself and all Purchaser Indemnitees) hereby releases the Seller Indemnitees and Owner Parties for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Phase II, except to the extent resulting from the gross negligence or willful misconduct of Seller. Purchaser and Guarantor, on a joint and several basis, shall defend, indemnify and hold harmless the Seller Indemnitees and the Owner Parties in accordance with Article XIV from and against any Indemnification Loss incurred by any Seller Indemnitee or Owner Party arising from or in connection with the Phase II. Purchaser, at its cost and expense, shall repair any damage to the Leverage Leased Theater (and the Additional Personal Property relating thereto) and any other property owned by a Person other than Purchaser arising from or in connection with the Phase II, and restore the Leverage Leased Theater (and the Additional Personal Property relating thereto) and such other third-party property to the same condition as existed prior to such Phase II, or replace the Leverage Leased Theater (and the Additional Personal Property relating thereto) or such third-party property with property of the same quantity and quality.

Notwithstanding anything to the contrary contained herein, Purchaser's and Guarantor's indemnity obligations under this Section 4.2 shall not apply to any loss, cost, expense or liability incurred by Seller or the Leveraged Lease Theater resulting from or arising out of any existing environmental condition at the Leveraged Lease Theater or any environmental condition at the Leveraged Lease Theater discovered by Purchaser's Phase II; provided, however, Purchaser agrees to keep the results of the Phase II confidential to the extent permitted by applicable law, and unless compelled to do so by a court of competent jurisdiction. This Section 4.2 shall survive the termination of this Agreement.

        Section 4.3    Insurance.    Prior to accessing the Leverage Leased Theater in connection with such Phase II, Purchaser shall provide, and/or cause Alpha to provide, to Seller one or more certificates of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Purchaser and Alpha each maintain (i) commercial general liability insurance in an amount no less than Two Million and 00/100 Dollars ($2,000,000.00), with an insurance company with a Best's rating of no less than A/VIII (which with respect to Purchaser, shall evidence insurance against its indemnification obligations under Section 4.2), and naming Seller, the Owner Parties, and such other Persons designated by Seller as additional insureds thereunder, and (ii) workers' compensation insurance in amount, form and substance required under Applicable Law. Such insurance policies shall not release or limit Purchaser's indemnification obligations under Section 4.2.

ARTICLE V

TITLE TO THE PROPERTY

        Section 5.1    Conveyance of the Transferred Property.    On the Closing Date, (i) Seller shall convey to Purchaser good, marketable and insurable fee simple title to the Owned Theater by an Act of Cash Sale in the form attached hereto as Exhibit "G" (the "Owned Theater Deed"), subject to (A) all matters of record; (B) matters caused by Purchaser; (C) real estate taxes, assessments, and other governmental levies, fees or charges, imposed with respect to the Owned Theater which are not due and payable; (D) zoning, building codes and other land use laws regulating the use or occupancy of the Owned Theater which are not violated by the current use or occupancy of the Owned Theater; and (E) such other matters as would be apparent from an accurate survey or physical inspection of the Owned Theater, including, without limitation all of the Permitted Title Exceptions with respect thereto; (ii) Seller shall assign, and Purchaser shall assume, all of Seller's rights and obligations under the Leases (other than the Hattiesburg Lease) from and after the Closing Date, all pursuant to an assignment and assumption agreement in the form attached hereto as Exhibit "H", to be entered into by and between Seller and Purchaser (the "Assignment and Assumption Agreement"); (iii) Seller shall assign, and Purchaser shall assume, all of Seller's rights and obligations under the Hattiesburg Lease from and after the Closing Date, all pursuant to a separate assignment and assumption agreement in the form attached hereto as Exhibit "H", to be entered into by and between Seller and Purchaser (the "Hattiesburg Assignment and Assumption Agreement"); (iv) Seller shall deliver a bill of sale in the form attached hereto as Exhibit "I" (the "Bill of Sale") executed by Seller conveying to Purchaser all of Seller's right, title and interest in and to the Personal Property; and (v) subject to the Lafayette Purchase Agreement, Seller shall cause the Owner Parties to convey to Purchaser good, marketable and insurable fee simple title to the Leverage Leased Theater pursuant to the Lafayette Purchase Agreement.

ARTICLE VI

CONDITION OF THE PROPERTY

        Section 6.1    PROPERTY SOLD "AS IS".    PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACCEPTING THE TRANSFERRED PROPERTY "AS-IS" "WHERE-IS"

AND "WITH ALL FAULTS" WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM, OR ON BEHALF OF, SELLER OR THE OWNER PARTIES, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HEREBY EXPRESSLY DISCLAIMS, AND OWNER PARTIES HAVE EXPRESSLY DISCLAIMED, ANY AND ALL IMPLIED WARRANTIES CONCERNING THE CONDITION OF THE TRANSFERRED PROPERTY AND ANY PORTIONS THEREOF, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL CONDITIONS, THE IMPLIED WARRANTIES OF HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

        Section 6.2    LIMITATION ON REPRESENTATIONS AND WARRANTIES.    PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, THE OWNER PARTIES, THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE TRANSFERRED PROPERTY OR THE BUSINESS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE TRANSFERRED PROPERTY, (B) THE COMPLIANCE OF THE TRANSFERRED PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (C) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER OR THE OWNER PARTIES, OR (D) ANY OTHER MATTER RELATING TO SELLER OR THE OWNER PARTIES, THE TRANSFERRED PROPERTY OR THE BUSINESS.

        Section 6.3    RELIANCE ON DUE DILIGENCE.    PURCHASER ACKNOWLEDGES AND AGREES THAT:

          (A)  PURCHASER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE TRANSFERRED PROPERTY AND THE BUSINESS AS OF THE EFFECTIVE DATE, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE TRANSFERRED PROPERTY;

          (B)  PURCHASER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE TRANSFERRED PROPERTY AND THE BUSINESS, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT IN PURCHASING THE TRANSFERRED PROPERTY; AND

          (C)  PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER OR THE OWNER PARTIES

  (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED BY SELLER IN THIS AGREEMENT) OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

        Section 7.1    Seller's Representations and Warranties.    To induce Purchaser to enter into this Agreement and the Lafayette Purchase Agreement and to consummate the transaction described in this Agreement and the Lafayette Purchase Agreement, Seller hereby makes the representations and warranties in this Section 7.1, which are true and correct as of the Effective Date and which shall be true and correct as of the Closing Date, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.

            (a)    Organization and Power.    Seller is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdictions in which the Theaters are located, and has all requisite power and authority to own the Transferred Property and conduct the Business as currently owned and conducted.

            (b)    Authority and Binding Obligation.    (i) Seller has full power and authority to execute and deliver this Agreement and the Lafayette Purchase Agreement and all other documents to be executed and delivered by it pursuant to this Agreement and the Lafayette Purchase Agreement (the "Seller Documents"), and to perform all obligations required of it under each of the Seller Documents, (ii) the execution and delivery by the signer on behalf of Seller of each of the Seller Documents, and the performance by Seller of its obligations under each of the Seller Documents, has been duly and validly authorized by all necessary action by Seller, and (iii) each of the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except to the extent Purchaser itself is in default thereunder.

            (c)    No Conflicts.    Subject to the recordation of any of the Seller Documents as appropriate, and except as disclosed in the Seller Due Diligence Materials, neither the execution and delivery by Seller of any of the Seller Documents, nor the performance by Seller of any of its obligations under any of the Seller Documents, nor the consummation by Seller of the transaction described in this Agreement and the Lafayette Purchase Agreement, will: (i) violate any provision of Seller's organizational or other governing documents; or (ii) violate any Applicable Law to which Seller or the Transferred Property is subject.

            (d)    Finders and Investment Brokers.    Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction described by this Agreement and the Lafayette Purchase Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the Lafayette Purchase Agreement, or the transaction described in this Agreement or the Lafayette Purchase Agreement.

            (e)    No Violation of Anti-Terrorism Laws.    None of Seller's property or interests is subject to being "blocked" under any Anti-Terrorism Laws, and neither Seller nor any Person holding any direct or indirect interest in Seller is in violation of any Anti-Terrorism Laws.

            (f)    Leases.    Seller has made available to Purchaser a true and complete copy of the Leases together with all amendments, modifications or supplements thereto. Seller is not in default under the Leases and Seller has no Knowledge of any facts which, with notice or the passage of time, would constitute a default by Seller under the Leases.

            (g)    Title to FF&E.    Except as set forth in the Seller Due Diligence Materials, Seller has good and valid title to all FF&E, which shall be free and clear of all liens and encumbrances (other than Landlord Liens) as of the Closing Date.

            (h)    Third-Party Rights.    Except as set forth in the Seller Due Diligence Materials, and subject to the Leverage Lease, Seller is not a party to any unrecorded agreement, which grants any right or option to acquire all or any portion of any Theater, which will not otherwise be waived or terminated prior to Closing.

            (i)    Compliance with Applicable Law.    Except as set forth in the Seller Due Diligence Materials, Seller has no Knowledge of the receipt of any written notice of a violation of any Applicable Law with respect to any of the Theaters which has not been cured or dismissed.

            (j)    Condemnation.    Seller has no Knowledge of the receipt of any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller's Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting any of the Theaters or any portion thereof.

            (k)    Litigation.    Except as set forth in the Seller Due Diligence Materials, Seller has no Knowledge of having been served with any court filing in any litigation with respect to any of the Transferred Property in which Seller or a Regal Entity or any of their respective Affiliates is named a party or having been threatened with any such litigation, which in either event has not been resolved, settled or dismissed.

            (l)    Mechanic's Liens.    As of Closing, Seller has no Knowledge that (i) during the period of four (4) months immediately preceding Closing, any work has been done and any materials have been furnished in connection with the erection, equipment, repair, protection or removal of any improvement at any Theater that has not been fully paid for, (ii) there are no uncompleted buildings, structures or other improvements at any Theater, and (iii) Seller is not a party to any outstanding contracts for the furnishing of any labor or material to any Theater.

            (m)    Taxes.    Except as disclosed in the Seller Due Diligence Materials, (i) all Taxes which would be delinquent if unpaid will be paid in full or prorated at Closing as part of the Prorations pursuant to Section 11.2; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at Closing, and (ii) Seller is not currently contesting any Taxes.

            (n)    Sufficiency of Licenses and Permits.    To Seller's Knowledge, Seller has all necessary licenses and permits necessary for Seller to operate the Business at the Theaters as currently conducted, except where the absence of any such license or permit does not or would not reasonably be expected to have a material adverse effect on Seller's operation of the Business at the Theaters.

            (o)    Finders and Investment Brokers.    Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction described by this Agreement and the Lafayette Purchase Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the Lafayette Purchase Agreement or the transaction described in this Agreement or the Lafayette Purchase Agreement.

            (p)    Foreign Person.    Seller is a "United States person" (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.

        Notwithstanding the foregoing, if Purchaser has Knowledge prior to Closing of a breach of any representation or warranty made by Seller in this Agreement prior to Closing, and Purchaser nevertheless proceeds to close the transaction described in this Agreement and the Lafayette Purchase Agreement, such representation or warranty by Seller shall be deemed to be qualified or modified to reflect Purchaser's Knowledge of such breach.

        Section 7.2    Purchaser's Representations and Warranties.    To induce Seller to enter into this Agreement and the Related Purchase Agreements and to consummate the transaction described in this Agreement and the Related Purchase Agreements, Purchaser hereby makes the representations and warranties in this Section 7.2, which are true and correct as of the Effective Date and which shall be true and correct as of the Closing Date, upon which Purchaser acknowledges and agrees that Seller is entitled to rely.

            (a)    Organization and Power.    Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of the State of Louisiana, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

            (b)    Authority and Binding Obligation.    (i) Purchaser has full power and authority to execute and deliver this Agreement and the Lafayette Purchase Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement and the Lafayette Purchase Agreement (the "Purchaser Documents"), and to perform all obligations of Purchaser arising under each of the Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, and the performance by Purchaser of its obligations under each of the Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller is in default thereunder.

            (c)    Consents and Approvals; No Conflicts.    (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transaction described in this Agreement and the Lafayette Purchase Agreement, and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transaction described in this Agreement and the Lafayette Purchase Agreement, will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser's properties are subject.

            (d)    Finders and Investment Brokers.    Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction described by this Agreement and the Lafayette Purchase Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the Lafayette Purchase Agreement, or the transaction described in this Agreement or the Lafayette Purchase Agreement.

            (e)    No Violation of Anti-Terrorism Laws.    None of Purchaser's property or interests is subject to being "blocked" under any Anti-Terrorism Laws, and neither Purchaser nor any Person holding any direct or indirect interest in Purchaser is in violation of any Anti-Terrorism Laws.

        Notwithstanding the foregoing, if Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement, and Seller nevertheless elects to close the transaction described in this Agreement and the Lafayette Purchase Agreement, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller's Knowledge of such breach.

        Section 7.3    No Representations, Warranties or Personal Liability of the Owner Parties.    Purchaser acknowledges that the Owner Parties have not made and are under no obligation to make any representations or warranties, express or implied in connection with this Agreement or the Lafayette Purchase Agreement. Purchaser also agrees that Owner Parties have no personal liability under this Agreement or the Lafayette Purchase Agreement.

ARTICLE VIII

COVENANTS

        Section 8.1    Confidentiality.

            (a)    Disclosure of Confidential Information.    The Parties acknowledge and agree that the existence of this Agreement and the Related Purchase Agreements, the terms of this Agreement and the Related Purchase Agreements, and any other information disclosed in the Seller Due Diligence Materials or any other documents, materials, data or other information with respect to the Transferred Property or the Business which is not generally known to the public shall be subject in all respects to the Confidentiality Agreement. This Section 8.1(a) shall survive the termination of this Agreement and any Related Purchase Agreements.

            (b)    Communication with Governmental Authorities.    Without limiting the generality of the provisions in Section 8.1(a), Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person, directly or indirectly, communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter with respect to the Property or the Business without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed.

            (c)    Communication with Employees.    Without limiting the generality of the provisions in Section 8.1(a), Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person, directly or indirectly, communicate with any Employees or any Person representing any Employees involving any matter with respect to the Transferred Property or the transactions contemplated by this Agreement and the Related Purchase Agreements, without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed, unless such communication is arranged by Seller. Seller hereby consents to any communications between Purchaser and any Person who constitutes "Knowledge" of Seller.

        Section 8.2    Conduct of the Business.    From the Effective Date until the Closing or earlier termination of this Agreement and the Lafayette Purchase Agreement, Seller shall conduct the Business in the Ordinary Course of Business, including, without limitation, (i) maintaining insurance coverages presently existing on the Transferred Property or as required under the terms of the Leases or Leverage Lease (as applicable), and otherwise performing the obligations of tenant under the

Leases, and (ii) if Purchaser has elected to purchase the Inventory pursuant to Section 2.3, maintain the Inventory at levels maintained in the Ordinary Course of Business; provided,however, that Seller shall have no obligation to operate at the Theaters and Seller shall have the right, unless prohibited by the terms of the Leases, to cease operations entirely or from time to time as may be necessary, as determined in Seller's sole and absolute discretion, to effectuate the orderly transition of ownership of the Theaters consistent with the terms and conditions of this Agreement, the Leases, or otherwise.

        Section 8.3    Licenses and Permits.    Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits for the operation of the Theaters. Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits as of the Closing, and Seller shall use commercially reasonable efforts (at no cost or expense to Seller) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser. If this Agreement and the Lafayette Purchase Agreement are terminated and Purchaser has filed an application or otherwise commenced the processing of obtaining new licenses and permits, Purchaser shall withdraw all such applications and cease all other activities with respect to such new licenses and permits.

        Section 8.4    Employees.    Seller shall terminate the employment of all Employees of the Theaters effective as of the Closing Date, and Purchaser may, but shall not be required, in its sole and absolute discretion, offer employment to all such terminated Employees.

        Section 8.5    Gift Certificates; Discounted Movie Tickets.    Purchaser shall honor all coupons, gift certificates, corporate movie tickets, and VIP, super saver, premiere or other movie tickets issued by any Regal Entity or Seller for box office admissions or concession purchaser for a period of twelve (12) months after the Closing Date; provided, however, that Seller shall reimburse Purchaser (not more than once in any thirty (30) day period and such reimbursement obligation shall expire six (6) months after the expiration of such twelve (12) month period) for the amount that any Regal Entity or Seller actually received for any gift certificates or discounted movie tickets that are redeemed by any customer of the Theaters after the Closing Date upon submission by Purchaser of the original, cancelled gift certificates or discounted movie tickets to Seller. This Section 8.5 shall survive the Closing.

ARTICLE IX

CLOSING CONDITIONS

        Section 9.1    Purchaser Closing Conditions.

            (a)    Satisfaction of Purchaser Closing Conditions.    Purchaser's obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Purchaser Closing Conditions"):

              (i)    Seller's Deliveries.    All of the Seller Closing Deliveries shall have been delivered to Purchaser or deposited with the Title Company pursuant to the Escrow Agreement; and

              (ii)    Closing on the Lafayette Purchase Agreement.    Seller and Purchaser shall have consummated the transaction contemplated by the Lafayette Purchase Agreement.

            (b)    Failure of Purchaser Closing Condition.    Except as expressly provided in Section 9.3, if any of the Purchaser Closing Conditions are not satisfied as of the Closing Date, then Purchaser shall have the right (i) subject to Seller's right to cure under Section 12.3, to terminate this Agreement and the Lafayette Purchase Agreement by providing written notice to Seller, in which case the Earnest Money shall be refunded to Purchaser in accordance with

    Section 3.2(e), and the Parties shall have no further rights or obligations under this Agreement and the Lafayette Purchase Agreement, except those which expressly survive such termination, or (ii) to waive any of the Purchaser Closing Conditions at or prior to Closing.

        Section 9.2    The Seller Closing Conditions.

            (a)    Satisfaction of the Seller Closing Conditions.    Seller's obligations to close the transactions contemplated in this Agreement and the Related Purchase Agreements are subject to the satisfaction at or prior to Closing of the following conditions precedent (the "Seller Closing Conditions"):

              (i)    Receipt of the Purchase Price.    Purchaser shall have (A) paid to Seller or deposited with the Title Company the Purchase Price (as adjusted pursuant to Section 3.1) with written direction to disburse the same to Seller, and (B) delivered written direction to the Title Company to disburse the Earnest Money to Seller;

              (ii)    Purchaser's Deliveries.    All of the Purchaser Closing Deliveries shall have been delivered to Purchaser or deposited with the Title Company pursuant to the Escrow Agreement;

              (iii)    Representations and Warranties.    The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made);

              (iv)    Covenants and Obligations.    The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects;

              (v)    Consents.    All consents and approvals by third parties that are required for the consummation of the transactions contemplated hereby (including, without limitation, any consents required under the Leases) or that are required in order to prevent a breach or default under or a termination or modification of any contract or agreement to which Seller is a party or by which any of its assets are bound shall have been obtained; and

              (vi)    Closing on Related Purchase Agreements.    Seller and Purchaser shall have consummated the transactions contemplated by the Related Purchase Agreements.

            (b)    Failure of a Seller Closing Condition.    Except as expressly provided in Section 9.3, if any of the Seller Closing Conditions are not satisfied at Closing, then Seller shall have the right to (i) terminate this Agreement, the Lafayette Purchase Agreement, and, if Seller so elects in its sole and absolute discretion, the Westgate Letter Agreement, by providing written notice to Purchaser, in which case (A) the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(e), (B) if Seller has elected to terminate the Westgate Letter Agreement, the Westgate Deposit shall be returned to Purchaser, and (C) the Parties shall have no further rights or obligations under this Agreement, the Lafayette Purchase Agreement, or, if Seller has elected to terminate the Westgate Letter Agreement, the Westgate Letter Agreement, except those which expressly survive such termination, or (ii) waive any of the Seller Closing Conditions at or prior to Closing.

        Section 9.3    Frustration of Closing Conditions.    Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by the relying Party's failure to perform its obligations under this Agreement or such relying Party's breach of its representations and warranties hereunder.

ARTICLE X

CLOSING; POST-CLOSING RIGHT OF FIRST REFUSAL AND PURCHASE RIGHT WITH RESPECT TO ADDITIONAL LEASED THEATERS AND R&S SHARES

        Section 10.1    Closing Date.    The closing of the transactions described in this Agreement and the Lafayette Purchase Agreement (the "Closing") shall occur not later than November 3, 2005 (as such date may be postponed pursuant to this Section 10.1 or Sections 12.3, 13.1(a) or 13.2), or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the "Closing Date"). Notwithstanding the foregoing, if Seller reasonably determines that further extensions beyond November 3, 2005, are necessary to consummate the transactions contemplated hereby and by the Lafayette Purchase Agreement, then Purchaser shall not unreasonably withhold, condition, or delay its consent to such further extensions. The Closing shall be effected through escrow created by the Escrow Agreement and shall occur at the offices of the Seller's counsel or such other place as agreed to in writing between Seller and Purchaser.

        Section 10.2    Closing Deliveries.

            (a)    Seller's Deliveries.    At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with the Title Company pursuant to the Escrow Agreement each of the following items (the "Seller Closing Deliveries"):

              (i)  The deliveries required to be made by Seller under the Lafayette Purchase Agreement;

             (ii)  The Owned Theater Deed;

            (iii)  The Assignment and Assumption Agreement;

            (iv)  The Hattiesburg Assignment and Assumption Agreement;

             (v)  The Bill of Sale;

            (vi)  Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the title policies pursuant to and in the form contemplated by the Title Commitments (with the standard exceptions (other than the so-called "survey" exception) deleted), subject to the Permitted Title Exceptions (collectively, the "Title Policies");

           (vii)  Any real estate transfer tax declarations or similar documents required under Applicable Law in connection with the conveyance of the Theaters;

          (viii)  FIRPTA affidavits from Seller in the form set forth in the regulations under Section 1445 of the Code;

            (ix)  To the extent not previously delivered to Purchaser, all keys and lock combinations in Seller's Possession, which shall be located at the Theaters on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Theaters;

             (x)  The Closing Statement prepared pursuant to Section 11.1; and

            (xi)  Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate the transaction described in this Agreement.

            (b)    Purchaser's Deliveries.    At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with the Title Company pursuant to the Escrow Agreement each of the following items (the "Purchaser Closing Deliveries"):

              (i)  The deliveries required to be made by Purchaser under the Lafayette Purchase Agreement;

             (ii)  The Purchase Price (as adjusted pursuant to Section 3.1) to be paid by Purchaser;

            (iii)  The Letter of Credit;

            (iv)  The Guaranty;

             (v)  A letter of direction to the Title Company directing the Title Company to disburse the Purchase Price to Seller upon satisfaction of the escrow conditions therein;

            (vi)  A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.2(a) which require execution by Purchaser; and

           (vii)  Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate the transaction described in this Agreement.

        Section 10.3    Possession; Removal Work.    Seller shall deliver possession of the Transferred Property to Purchaser at Closing in the manner contemplated herein. For the thirty (30) days immediately following the Closing Date (the "Removal Period"), Seller and its agents and representatives shall, at their sole cost and expense, and subject to the rights of Purchaser, have the right and license to enter into the Theaters for the sole purpose of removing any of the Excluded Property belonging to Seller (the "Removal Work"), it being agreed by the Parties that Seller shall be under no obligation to remove any such Excluded Property. Any Excluded Property not so removed by Seller prior to the expiration of the Removal Period shall be deemed surrendered to Purchaser at and as of the expiration of the Removal Period without cost or liability to Purchaser. Seller (for itself and all Seller Indemnitees) hereby releases the Purchaser Indemnitees for any Indemnification Loss incurred by any Seller Indemnitee arising from or in connection with the Removal Work, except to the extent resulting from the gross negligence or willful misconduct of Purchaser. Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees in accordance with Article XIV from and against any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Removal Work. At all times during the Removal Work, and to the extent the Theaters are not going to be demolished by Purchaser, Seller shall use commercially reasonable efforts not to materially damage the Transferred Property. During any Removal Work, Seller shall continue to maintain commercial general liability insurance and workers' compensation insurance in same amounts maintained by Seller prior to Closing, but in any event naming Purchaser as an additional insured thereunder. Seller's maintenance of such insurance policies shall not release or limit the Seller's indemnification obligations under this Section 10.3. This Section 10.3 shall survive Closing or the earlier termination of this Agreement and the Lafayette Purchase Agreement.

        Section 10.4    Right of First Refusal.

            (a)    Grant.    Subject to the reservation provided in Section 10.7 and the condition precedent set forth in Section 10.4(c), and provided that Closing shall have occurred, if, at any time during the period commencing on the Closing Date and expiring one (1) year thereafter (the "ROFR/Right to Purchase Term"), Seller elects to accept any written offer (each, an "Offer") received by Seller from a bona fide third-party purchaser for (i) the assignment and assumption of any or all Additional Lease with respect to any or all Additional Leased Theater and purchase of the Additional Personal Property relating thereto and/or (ii) the sale of the R&S Shares, then Seller shall provide to Purchaser written notice (each, an "ROFR Notice") of the Offer, together with a copy thereof or a written summary of the salient terms thereof. Purchaser shall thereafter have fifteen (15) days after its receipt of the ROFR Notice in which to notify Seller in writing (the "ROFR Election Notice") of its election to (y) assume such Additional Lease with respect to such Additional Leased Theater and purchase the Additional Personal Property relating thereto and/or (z) purchase the R&S Shares (as the case may be), on the terms set forth in the Offer (the failure by Purchaser to provide an ROFR Election Notice to Seller within such fifteen (15) day period being deemed an election not to exercise Purchaser's right or first refusal (the "ROFR") as set forth in this Section 10.4(a)).

            (b)    Closing.    If Purchaser timely elects to (i) assume such Additional Lease with respect to such Additional Leased Theater and purchase the Additional Personal Property relating thereto and/or (ii) purchase the R&S Shares (as the case may be) as aforesaid, then on a date not later than the earlier to occur of (l) the date set forth in Offer for the closing or (m) forty-five (45) days after the date of ROFR Election Notice, Seller shall (y) assign to Purchaser, and Purchaser shall assume from Seller, all of Seller's rights and obligations under such Additional Lease and Seller shall sell to Purchaser, and Purchaser shall purchase and accept from Seller, all right, title and interest of Seller in and to the Additional Personal Property relating thereto, and/or (z) sell to Purchaser and Purchaser shall purchase from Seller the R&S Shares, all on the terms and conditions set forth in the ROFR Notice. All transfer, stamp and other taxes imposed on the assignment and assumption of such Additional Lease and the sale and purchase of the Additional Personal Property relating thereto or the purchase and sale of the R&S Shares (as the case may be) and all other associated costs therewith shall be borne in accordance with the terms and conditions set forth in the ROFR Notice.

            (c)    Condition Precedent to ROFR—Release or Additional Security.    Notwithstanding any provision in any Offer, as a condition precedent to Purchaser's right to exercise its ROFR with respect to any Additional Lease (and the Additional Personal Property relating thereto) and/or the R&S Shares as provided in this Section 10.4, Purchaser shall have either (i) procured, prior to or contemporaneous with the delivery of its ROFR Election Notice, an irrevocable release, or an irrevocable written commitment to release at the closing of the transaction contemplated by such Offer (and thereafter landlord shall have delivered such release at such closing), from the landlord under such Additional Lease and/or any other party to which Seller may be liable thereunder, which release shall be in form and substance reasonably acceptable to Seller, but in any event releasing Seller of all Seller's obligations thereunder howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, and regardless of when existing or due or (ii) delivered and caused Guarantor to have delivered to Seller at the closing of the transaction contemplated by such Offer reasonable security, in form and substance reasonably acceptable to Seller, securing Purchaser's due and punctual performance of all of Purchaser's obligations under any Additional Lease assumed pursuant to this Section 10.4 and the assignment and assumption instrument with respect thereto and/or, if Purchaser purchases the R&S Shares, the R&S Lease. If (y) Purchaser shall have failed to procure any such release or commitment to release prior to or contemporaneous with the delivery of the ROFR Election Notice, or if any such landlord shall have failed to provide such release at the closing of the transaction contemplated by such Offer, after having timely delivered its commitment therefor, as provided in clause (i) of the preceding sentence, and (z) Purchaser shall have failed to deliver and caused Guarantor to have delivered to Seller at the closing of the transaction contemplated by such Offer reasonable security as provided in clause (ii) of the preceding sentence, then the ROFR Election Notice with respect to such Offer shall be deemed null and void and Purchase shall be deemed to have forever waived its ROFR hereunder as to all Additional Leases (and the Additional Personal Property relating thereto) and the R&S Shares.

            (d)    Failure to Exercise ROFR.    If Purchaser elects, or is deemed to have elected, not to (i) assume any Additional Lease and purchase the Additional Personal Property relating thereto and/or (ii) purchase the R&S Shares (as the case may be), with respect to any Offer provided to Purchaser pursuant to Section 10.4(a), then Seller shall thereafter have the right to (y) assign such Additional Lease and sell the Additional Personal Property relating thereto and/or (z) sell the R&S Shares (as the case may be) to the bona fide third party purchaser or any Affiliate thereof.

        Section 10.5    Right to Purchase.

            (a)    Grant.    Subject to the reservation provided in Section 10.7 and provided that Closing shall have occurred, Seller hereby irrevocably grants to Purchaser the right to purchase (hereinafter the "Right to Purchase") during the ROFR/Right to Purchase Term to (i) an assignment and assumption of all, but not less than all, of Additional Leases then leased by Seller and purchase of the Additional Personal Property relating thereto and (ii) the purchase of the R&S Shares (excluding (y) Additional Leases and the Additional Personal Property relating thereto with respect to which Seller has previously assigned and/or (z) the R&S Shares with respect to which Seller has previously sold), for the Right to Purchase Price (hereinafter defined) and otherwise on the terms and conditions set forth in purchase agreement substantially in the form attached hereto as Exhibit "J", to be executed by Seller and Purchaser and to be joined by Guarantor (the "Additional Purchase Agreement").

            (b)    Right to Purchase Price.    The purchase price (the "Right to Purchase Price") for (i) all then-leased Additional Leases all then-owned Additional Personal Property relating thereto and (ii) all then-owned R&S Shares shall be equal to Four Million Nine Hundred Thousand and 00/100 Dollars ($4,900,000.00), which Right to Purchase Price is (y) subject to reduction for (A) any prior assignments by Seller of any Additional Lease (together with the sale of Additional Personal Property relating thereto) and/or (B) any prior sale by Seller of the R&S Shares, such reduction amount being equal to the aggregate of the values allocated thereto as set forth on Exhibit "K" attached hereto, each with respect to which Purchaser did not exercise its ROFR, and (z) shall be further adjusted pursuant to the Additional Purchase Agreement.

            (c)    Exercise of the Right to Purchase.    Purchaser may exercise the Right to Purchase at any time during the ROFR/Right to Purchase Term, by the delivery (i) to Seller of (A) written notice of Purchaser's intent so to exercise the Right to Purchase (the "Right to Purchase Exercise Notice"), together with (B) two (2) copies of the Additional Purchase Agreement dated as of the date of the Right to Purchase Exercise Notice and executed by Purchaser, (ii) to the Title Company the earnest money deposit required under the Additional Purchase Agreement. Within three (3) Business Days after Seller's receipt of Purchaser's the Right to Purchase Exercise Notice and the executed counterpart of the Additional Purchase Agreement and the Title Company's receipt of the earnest money as aforesaid, (i) Seller shall execute and return to Purchaser one (1) copy of such Additional Purchase Agreement dated as of the date of Seller's execution thereof, and (ii) Seller and Purchaser shall enter into an escrow agreement with the Title Company substantially in the form of the Escrow Agreement (with conforming changes to reflect the terms of the Additional Purchase Agreement).

            (d)    Failure to Exercise Right to Purchase.    In the event that the Right to Purchase is not exercised by Purchaser in the manner provided herein on or before the expiration of the ROFR/Right to Purchase Term, then the Right to Purchase, without further action of either Party, shall automatically terminate whereupon the Parties shall have no further rights or obligations under this Agreement with respect to such Right to Purchase.

        Section 10.6    Conduct of the Seller's Business with respect to Additional Leased Theaters and the R&S Theater.    Subject to the reservation provided in Section 10.7, from the Effective Date until the earlier to occur of (i) the closing of the consummation of the assignment and assumption of the applicable Additional Lease and the Additional Personal Property relating thereto and/or the R&S Shares (as the case may be) (whether with Purchaser or a third-party), (ii) the expiration of the ROFR/Right to Purchase Period, (iii) the earlier termination of this Agreement and the Lafayette Purchase Agreement, or (iv) the earlier termination of the Additional Purchase Agreement (as applicable), Seller shall not amend, modify, terminate, mortgage, pledge, hypothecate or encumber or cause the amendment, modification, termination, mortgage, pledge, hypothecation, or encumbrance of the Additional Leases or the R&S Lease and shall conduct or cause the conduct of the Business with respect to the Additional Leased Theaters and the R&S Theater in the Ordinary Course of Business, including, without limitation, maintaining or causing the maintenance of insurance coverages presently existing on the Additional Leased Theaters, Additional Personal Property, and R&S Theater, or as required under the terms of the Additional Leases and R&S Lease; provided, however, that (i) Seller shall have the right to exercise or elect not to exercise, or cause the exercise or not to exercise, any extension or renewal right expressly granted under any Additional Lease or the R&S Lease, (ii) Seller shall have no obligation, unless required by the terms of the Additional Leases, to operate or cause the operation at the Additional Leased Theaters and R&S Theater, and (iii) Seller shall have the right, unless required by the terms of the Additional Leases, to cease or cause the cessation of operations entirely or from time to time as may be necessary, as determined in Seller's sole and absolute discretion. This Section 10.6 shall survive Closing.

        Section 10.7    Seller's Reservation.    Notwithstanding anything herein to the contrary, Seller reserves the right to enter into, and the ROFR forth in Section 10.4 shall not apply to, (i) any amendment, modification, or termination or any other arrangement with any landlord under, any Additional Lease or the R&S Lease, (ii) any sale of all or substantially all of the assets of Seller, or (iii) any sale of all or a majority of the ownership interest in Seller; provided, however, that Seller shall provide Purchase with written notice of same promptly following the consummation of same. In the event of any termination of any such Additional Lease or the R&S Lease, then the ROFR and Right to Purchase with respect to such Additional Lease or the R&S Shares (as the case may be), without further action of either Party, shall automatically terminate whereupon (i) the Parties shall have no further rights or obligations under this Agreement with respect to such ROFR and Right to Purchase to the extent relating to such Additional Lease or the R&S Shares (as the case may be) and (ii) ROFR and the Right to Purchase shall remain applicable to all other Additional Leases and/or the R&S Shares (as the case may be). In the event of any sale of all or substantially all of the assets of Seller, or any sale of any interest in Seller, then the ROFR and Right to Purchase with respect to all Additional Leases and the R&S Shares, without further action of either Party, shall automatically terminate whereupon the Parties shall have no further rights or obligations under this Agreement with respect to the ROFR and Right to Purchase.

ARTICLE XI

PRORATIONS AND EXPENSES

        Section 11.1    Closing Statement.    No later than the Business Day prior to Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Theaters as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement or the Related Purchase Agreements. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the "Closing Statement"), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement and the Related Purchase Agreements. The Closing Statement shall be approved and executed by the

Parties at Closing, and such adjustments and prorations shall be final with respect to the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 11.2.

        Section 11.2    Prorations.    The items of revenue and expense set forth in this Section 11.2 shall be prorated between the Parties (the "Prorations") as of 11:59 p.m. on the day preceding the Closing Date (the "Cut-Off Time"), or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Purchaser.

            (a)    Lease Payments.    Any base or fixed rents, prepaid amounts, operating expenses, common area maintenance charges, real estate taxes, insurance premiums, or any other monetary charges (other than percentage rents) due and payable by Seller under the Leases shall be prorated as of the Cut-Off Time between Seller and Purchaser. There shall be no proration of any percentage rents due and payable by Seller under the Leases. Seller shall receive a credit for all security deposits held by the Landlords under the Leases.

            (b)    Taxes.    All Taxes shall be prorated as of the Cut-Off Time between Seller and Purchaser. If the amount of any Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill.

            (c)    REA Charges.    All common area maintenance charges, operating expenses, or any other monetary charges due and payable by Seller under any reciprocal easement agreement or similar agreement affecting any Theater shall be prorated as of the Cut-Off Time between Seller and Purchaser.

            (d)    Utilities.    All utility services for the Theaters shall be prorated as of the Cut-Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.

            (e)    Other Adjustments and Prorations.    All other items of income and expense with respect to any Theater as are customarily adjusted or prorated upon the sale and purchase of property similar to such Theater in Mississippi or Louisiana, as the case may be, shall be adjusted and prorated between Seller and Purchaser accordingly.

            (f)    Prorations Final.    All prorations shall be final and neither Seller nor Purchaser shall have any right of reproration, including without limitation, any reproration with respect to any year-end reconciliation of common area maintenance charges under the Leases.

        Section 11.3    Transaction Costs.

            (a)    Seller's Transaction Costs.    In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement and the Related Purchase Agreements, Seller shall pay for the following items in connection with this transaction: (i) all costs of recording any title clearance documents; and (ii) the fees and expenses of its own attorneys, accountants and consultants.

            (b)    Purchaser's Transaction Costs.    In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement and the Related Purchase Agreements, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser in connection with any Inspections; (ii) the fees and expenses for the Title Commitments and Title Policies; (iii) any transfer, documentary, stamp, sales or similar tax and recording charges payable in connection with the conveyance of the Transferred Property; (iv) any fees or expenses payable for the assignment, transfer or conveyance of any Leases and Licenses and Permits; (v) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (vi) the fees and expenses for the Title Company; and (vii) the fees and expenses of its own attorneys, accountants and consultants.

ARTICLE XII

DEFAULT AND REMEDIES

        Section 12.1    Seller's Default.    (a) If Seller fails to consummate the Closing under this Agreement (a "Seller Default"), and no Purchaser Default has occurred which remains uncured, then Purchaser, as its sole and exclusive remedies, may elect to (i) terminate this Agreement and the Lafayette Purchase Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(e), and the Parties shall have no further rights or obligations under this Agreement or the Lafayette Purchase Agreement, except those which expressly survive such termination; or (ii) obtain a court order for specific performance with respect to Seller hereunder.

          (b)   If Seller fails to consummate the transaction contemplated by the Westgate Letter Agreement, then Purchaser, as its sole and exclusive remedy, may elect to terminate the Westgate Letter Agreement, in which case the Westgate Deposit shall be refunded to Purchaser in accordance with Section 3.2(f), and the Parties shall have no further rights or obligations under the Westgate Letter Agreement.

        Section 12.2    Seller's Right to Cure.    Notwithstanding anything to the contrary in this Agreement or the Related Purchase Agreements Purchaser shall not have the right to exercise its remedies under Section 12.1(a) for a Seller Default, Section 12.1(b) for a default relative to the Westgate Letter Agreement, or Section 9.1(b) for a failure of a Purchaser Closing Condition (a "Purchaser Closing Condition Failure"), unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of the Seller Default, the default relative to the Westgate Letter Agreement, or the Purchaser Closing Condition Failure (as the case may be), and Seller has not cured such Seller Default, such default relative to the Westgate Letter Agreement, or such Purchaser Closing Condition Failure (as the case may be) within twenty (20) days after Seller's receipt of such notice (the "Seller Cure Period"), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Cure Period.

        Section 12.3    Purchaser's Default.    If Purchaser fails to perform any of its other covenants or obligations or if any representation made by Purchaser is untrue under this Agreement or any Related Purchase Agreement in any material respect which breach or default is not caused by a Seller Default (each, a "Purchaser Default"), then Seller, may elect to (i) terminate this Agreement, the Lafayette Purchase Agreement, and, if Seller so elects in its sole and absolute discretion, the Westgate Letter Agreement, by providing written notice to Purchaser, in which case (A) the Earnest Money shall be disbursed to Seller in accordance with Section 3.2(d), (B) if Seller has elected to terminate the Westgate Letter Agreement, the Westgate Deposit shall be returned to Purchaser, and (C) the Parties shall have no further rights or obligations under this Agreement, the Lafayette Purchase Agreement, or, if Seller has elected to terminate the Westgate Letter Agreement, the Westgate Letter Agreement, except those which expressly survive such termination, (ii) proceed to Closing, in which case Seller shall be deemed to have waived such Purchaser Default, or (iii) obtain a court order for specific performance with respect to Purchaser hereunder or any Related Purchase Agreement. Notwithstanding the foregoing, Seller shall have the right to bring an action for damages against Purchaser for Purchaser's breach of its covenants or obligations under Section 15.2. This Section 10.3 shall survive the termination of this Agreement and the Lafayette Purchase Agreement.

        Section 12.4    LIQUIDATED DAMAGES.    THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT AND THE LAFAYETTE PURCHASE AGREEMENT ARE TERMINATED PURSUANT TO SECTION 12.3, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. ACCORDINGLY, IF SELLER EXERCISES ITS RIGHT TO TERMINATE PURSUANT TO CLAUSE (I) OF SECTION 12.3, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER'S REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT IN ADDITION TO THE EARNEST MONEY, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE SUCH TERMINATION.

ARTICLE XIII

RISK OF LOSS

        Section 13.1    Casualty.    If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement and the Lafayette Purchase Agreement, any Theater (and the Transferred Property related thereto) or any portion thereof is damaged or destroyed by fire or any other casualty (a "Casualty"), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.

            (a)    Material Casualty.    If the amount of the repair or restoration of the Theater (and the Transferred Property related thereto) required by a Casualty equals or exceeds twenty-five percent (25%) of the fair market value of the Theater, as determined by mutual agreement of the Parties in their good faith, reasonable judgment (a "Material Casualty") and the Casualty was not caused by Purchaser or its employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser's receipt of Seller's written notice of such Casualty, (i) to terminate this Agreement and the Lafayette Purchase Agreement as of the date that is thirty (30) days after Seller's receipt of such notice, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(e), and the Parties shall have no further rights or obligations under this Agreement or the Lafayette Purchase Agreement, except those which expressly survive such termination, or (ii) proceed to Closing, without terminating this Agreement and the Lafayette Purchase Agreement, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: (1) the applicable insurance deductible and/or self-insured retention, and (2) and the reasonable estimated costs for the repair or restoration of the Theater (and the Transferred Property related thereto) required by such Casualty, and (B) transfer and assign to Purchaser all of Seller's right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Theater (and the Transferred Property related thereto), except those proceeds allocable to lost profits and costs actually incurred by Seller for the period prior to the Closing. If Purchaser fails to provide written notice of its election to Seller within such ten (10) day period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (ii) of this preceding sentence. If the Closing is scheduled to occur within five (5) Business Days after the expiration of Purchaser's ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

            (b)    Non-Material Casualty.    In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or its employees or agents,

    then Purchaser shall not have the right to terminate this Agreement and the Lafayette Purchase Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser, in which case no credit shall apply) in an amount equal to the lesser of: (1) the applicable insurance deductible and/or self-insured retention, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) transfer and assign to Purchaser all of Seller's right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Theater (and the Transferred Property related thereto), except those proceeds allocable to any lost profits or costs actually incurred by Seller for the period prior to the Closing.

            (c)    Covenants Regarding Existing Casualty at New Iberia Theater.    Seller and Purchaser acknowledge that the New Iberia Theater may have been damaged prior to the Effective Date by Hurricane Rita. From and after Closing, the Parties agree to reasonably cooperate with one another and their respective consultants and work in good faith to assess the extent of the damage, if any, and the scope of any further restoration with respect to such casualty (beyond the restoration performed by Seller as of the Effective Date), if any, required under the terms of the New Iberia Lease. If the Parties determine, in their good faith reasonable judgment, that further restoration is required under the terms of the New Iberia Lease and that the cost of such restoration would be covered by Seller's existing casualty insurance with respect thereto, then Seller shall use reasonable efforts to submit and prosecute a claim thereunder for the cost of such further restoration and shall turn over any insurance proceeds (which shall be net of any deductible carried by Seller) recovered and actually received by Seller on account thereof in excess of the costs and expenses previously incurred by Seller on account of its restoration efforts with respect to such casualty prior to the Effective Date together with the costs and expenses of submitting and prosecuting such claim, but in no event shall Seller be obligated to expend or invest any sum of money or take any extraordinary actions in connection therewith, unless Purchaser agrees to reimburse Seller for the expenses incurred in connection with the same. In addition to the foregoing, the Purchaser will also receive any portion of Seller's insurance deductible attributable to the New Iberia claim in excess of $25,000. Seller's covenants herein shall not be construed as an assignment of Seller's claim and in no event shall Purchaser have the right to proceed directly against Seller's insurer. Purchaser acknowledges and agrees that Seller has made no representations or warranties, whether express or implied, regarding Seller's ability to recover or actually collect any such insurance proceeds. Purchaser agrees that Seller shall have no liability whatsoever to Purchaser for its failure to recover or collect any insurance proceeds on account of such casualty. This Section shall survive Closing and the delivery of the Deed.

        Section 13.2    Condemnation.    If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement and the Lafayette Purchase Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain (a "Condemnation") with respect to all or any portion of the real property comprising any Theater (and the Transferred Property related thereto), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation. In the event of any such Condemnation, Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser's receipt of Seller's written notice of such Condemnation, (i) to terminate this Agreement and the Lafayette Purchase Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2(e), and the Parties shall have no further rights or obligations under this Agreement or the Lafayette Purchase Agreement, except those which expressly survive such termination, or (ii) proceed to Closing, without terminating this Agreement and the Lafayette Purchase Agreement, in which case Seller shall assign to Purchaser all of Seller's right, title and interest in all proceeds and awards from such Condemnation. If Purchaser fails to provide written notice of its election to Seller within such ten (10) day period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (ii) of the preceding sentence. If the Closing is scheduled to occur within five (5) Business Days after the expiration of Purchaser's ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.

ARTICLE XIV

SURVIVAL, INDEMNIFICATION AND RELEASE

        Section 14.1    Survival.    Except as expressly set forth in this Section 14.1, all representations, warranties, covenants, liabilities and obligations shall be deemed (i) if the Closing occurs, not to survive the Closing, or (ii) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination.

            (a)    Survival of Certain Representations and Warranties.    All representations and warranties made (i) by Seller in Section 7.1(d) thru (p), inclusive, shall be deemed (A) if the Closing occurs, to survive the Closing for a period of six (6) months, or (B) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination and (ii) by Purchaser in Section 7.2(d) thru (e), inclusive, shall be deemed (A) if the Closing occurs, to survive the Closing for a period of six (6) months, or (B) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination. All representations and warranties made (i) by Seller in Section 7.1(a) thru (c), inclusive, shall be deemed (A) if the Closing occurs, to survive the Closing for a period of one (1) year, or (B) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination and (ii) by Purchaser in Section 7.2(a) thru (c), inclusive, shall be deemed (A) if the Closing occurs, to survive the Closing for a period of one (1) year, or (B) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination. All other representations and warranties made by Seller and Purchaser hereunder (if any) shall be deemed (i) if the Closing occurs, not to survive the Closing, or (ii) if this Agreement and the Lafayette Purchase Agreement are terminated, not to survive such termination.

            (b)    Survival of Covenants and Obligations.    If this Agreement and the Lafayette Purchase Agreement are terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement and the Lafayette Purchase Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement and the Lafayette Purchase Agreement which expressly survive the Closing shall survive the Closing.

            (c)    Survival of Indemnification.    This Article XIV and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement and the Lafayette Purchase Agreement.

        Section 14.2    Indemnification by Seller.    Subject to the limitations set forth in Article V, Sections 14.1, 14.4, 14.5, 14.6, 14.7, 14.8 and any other express provision of this Agreement, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from the breach by Seller of any of its covenants, obligations, representations, or warranties under this Agreement or the Lafayette Purchase Agreement which expressly survives the Closing or termination of this Agreement and the Lafayette Purchase Agreement.

        Section 14.3    Indemnification by Purchaser.    Subject to the limitations set forth in Sections 14.1, 14.4, 14.5 and 14.6, Guarantor and Purchaser, on a joint and several basis, shall indemnify and hold harmless the Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee to the extent resulting from (i) any breach by Purchaser of any of its covenants, obligations, representations, or warranties under this Agreement or the Lafayette Purchase Agreement which expressly survives the Closing or termination of this Agreement and the Lafayette Purchase Agreement, and (ii) any Assumed Liabilities.

        Section 14.4    Limitations on Indemnification Obligations.

            (a)    Failure to Provide Timely Notice of Indemnification Claim.    Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee's failure to notify the Indemnitor of the potential claim within thirty (30) days of receipt of notice of the potential claim or Indemnification Loss, (i) materially prejudices the Indemnitor's ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.

            (b)    Effect of Taxes, Insurance or Other Reimbursement.    Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Article XIV shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third-party reimbursement. The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third-party reimbursement with respect to such Indemnification Claim, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.

        Section 14.5    Indemnification Procedure.

            (a)    Notice of Indemnification Claim.    If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an "Indemnitee") is entitled to defense or indemnification under Section 14.2 or 14.3 or any other express provision in this Agreement (each, an "Indemnification Claim"), the Party required to provide defense or indemnification to such Indemnitee (the "Indemnitor") shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.

            (b)    Resolution of Indemnification Claim Not Involving Third-Party Claim.    If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.

            (c)    Resolution of Indemnification Claim Involving Third-Party Claim.    If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor's insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement agreement with respect to the Indemnification Claim, without the Indemnitor's prior written consent, which consent may be withheld in Indemnitor's sole and absolute discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost-efficient manner and the Indemnitor shall reimburse the Indemnitee for the reasonable actual out-of-pocket attorneys fees and expenses incurred by the Indemnitee in connection with such defense.

        Section 14.6    Exclusive Remedy for Indemnification Loss.    Except for claims based on fraud or willful misconduct, the indemnification provisions in this Article XIV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.

        Section 14.7    RELEASE OF SELLER FOR VIOLATIONS OF APPLICABLE LAW.    PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL CLAIMS THAT PURCHASER OR ANY PURCHASER INDEMNITEE MAY HAVE AGAINST ANY SELLER INDEMNITEE RESULTING FROM VIOLATIONS OF APPLICABLE LAW INCLUDING, WITHOUT LIMITATION VIOLATIONS OF THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER; PROVIDED, HOWEVER, THAT SUCH RELEASE AND DISCHARGE SHALL NOT APPLY TO ANY INDEMNIFICATION OBLIGATION OF SELLER TO THE EXTENT RESULTING FROM A BREACH OF SELLER'S REPRESENTATIONS OR WARRANTIES SET FORTH IN SECTION 7.1(G).

ARTICLE XV

MISCELLANEOUS PROVISIONS

        Section 15.1    Notices.

            (a)    Method of Delivery.    All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a "Notice") shall be in writing and delivered, at the sending Party's cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:

        If to Seller:

    c/o United Artists Theatre Circuit, Inc.
    9110 E. Nichols Avenue
    Englewood, Colorado 80112
    Attn: Gerald M. Grewe, Esq.
    Facsimile No.: (303) 792-8228

    With a copy to:

    c/o Regal Cinemas
    7132 Regal Lane
    Knoxville, TN 37918
    Attn: General Counsel and Real Estate

    With a copy to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attn: Robert T. Buday, Esq.
    Facsimile No.: (312) 660-0592

        If to Purchaser:

    c/o Southern Theatres
    305 Baronne Street, Suite 900
    New Orleans, Louisiana 70112
    Attn: George Solomon
    Facsimile No.:

    With a copy to:

    Jones Walker
    Four United Plaza
    8555 United Plaza Blvd.
    Baton Rouge, Louisiana 70809
    Attn: Louis S. Quinn, Jr., Esq.
    Facsimile No.: (225) 248-3054

            (b)    Receipt of Notices.    All Notices sent by a Party (or its counsel pursuant to Section 15.1(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 15.1(c).

            (c)    Change of Address.    The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 15.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 15.1.

            (d)    Delivery by Party's Counsel.    The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party's behalf to the other Party hereto.

        Section 15.2    No Recordation.    Purchaser shall not record this Agreement, nor the Related Purchase Agreements, nor any memorandum or other notice of this Agreement or the Related Purchase Agreements, in any public records. Purchaser hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of Purchaser a memorandum or other notice removing this Agreement and the Related Purchase Agreements or any memorandum or other notice of this Agreement and the Related Purchase Agreements from the public records, or evidencing the termination of this Agreement and the Related Purchase Agreements.

        Section 15.3    Time is of the Essence.    Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

        Section 15.4    Assignment.    Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser shall have the right to assign this Agreement to any Person controlled by, controlling or under common control with Guarantor without Seller's consent. Notwithstanding any permitted assignment by Purchaser hereunder, Purchaser shall not be released of its obligations hereunder.

        Section 15.5    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.

        Section 15.6    Third Party Beneficiaries.    This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.

        Section 15.7    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

        Section 15.8    Rules of Construction.    The following rules shall apply to the construction and interpretation of this Agreement:

          (a)   Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

          (b)   All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits (whether in upper or lower case) are references to the exhibits attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

          (c)   The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d)   Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

          (e)   The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

          (f)    The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

          (g)   The term "sole and absolute discretion" with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.

        Section 15.9    No Severability.    Notwithstanding the provision for the transfer of title to the Leverage Leased Theater by separate instrument, and the provision for the transfer of the Westgate Personal Property by separate instrument (all of which form the basis of the Parties' single agreement), the Parties hereby expressly intend that this Agreement and the Related Purchase Agreements, and all of the provisions collectively therein, shall be construed as a single, whole and non-severable agreement with respect to all matters herein and therein set forth, and if any term or provision of this Agreement or the Related Purchase Agreements is held to be or rendered invalid or unenforceable at any time in any jurisdiction, then the entire Agreement and the Related Purchase Agreements shall be deemed invalid or unenforceable.

        Section 15.10    WAIVER OF TRIAL BY JURY.    EACH PARTY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

        Section 15.11    Prevailing Party.    If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, however, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

        Section 15.12    Incorporation of Recitals, and Exhibits.    The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 15.16) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

        Section 15.13    Entire Agreement.    This Agreement, the Related Purchase Agreements, and the Confidentiality Agreement set forth the entire understanding and agreement of the Parties hereto, and shall supersede the Letter of Intent and any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transactions described in this Agreement and the Related Purchase Agreements.

        Section 15.14    Amendments, Waivers and Termination of Agreement.    No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.

        Section 15.15    Not an Offer.    The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.

        Section 15.16    Execution of Agreement.    A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Remainder of page intentionally left blank;
Signatures on following pages]

        IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation
By:
Name:
Title:
PURCHASER:
BOARDWALK VENTURES, LLC, a Louisiana limited liability company
By:
Name:
Title:
JOINDER OF GUARANTOR:
Guarantor hereby joins in the execution of this Agreement for the purpose of, and agrees to be bound by, the provisions set forth in Sections 2.7, 4.2, 10.4(d), and 14.3.
SOUTHERN THEATRES, LLC, a Louisiana limited liability company
By:
Name:
Title:

Exhibit "A"

Leases

1.
Bayou Landing 6 Theaters, 1000 Parkview Drive, Building 6A, New Iberia, Louisiana—Ground Lease Agreement dated May 7, 1985, between Bayou Landing Limited Partnership and Teche Theatres, Inc. (predecessor in interest to Seller), as amended by that certain First Amendment to Ground Lease Agreement dated September 27, 1985, between Bayou Landing Limited Partnership and Teche Theatres, Inc. (predecessor in interest to Seller), that certain Letter Agreement dated April 15, 1986, between Bayou Landing Limited Partnership and Teche Theatres, Inc. (predecessor in interest to Seller,) and all amendments, extensions and renewals thereof.

2.
Northgate 8 Theaters, 100 Castille Street, Lafayette, Louisiana—Lease dated August 17, 1977, between Northgate Mall, Inc. and Southwest Louisiana Theatre Co., Inc., as amended by that certain Lease Amendment dated July 30, 1982, between Northgate Hayes Management Company (successor in interest to Northgate Mall, Inc.) and Southwest Louisiana Theatre Co., Inc. (predecessor in interest to Seller), that certain Supplemental Agreement dated February 8, 1983, between Northgate Hayes Management Company (successor in interest to Northgate Mall, Inc.) and Southwest Louisiana Theatre Co., Inc. (predecessor in interest to Seller), that certain Second Lease Amendment dated August 20, 1983, between Northgate Hayes Management Company (successor in interest to Northgate Mall, Inc.) and Southwest Louisiana Theatre Co., Inc. (predecessor in interest to Seller), that certain Lease Amendment dated November 20, 1984 between Northgate Hayes (successor in interest to Northgate Mall, Inc.) and Southwest Theatre Company, Inc. (predecessor in interest to Seller), that certain extension letter given December 31, 1997, by Seller, and all amendments, extensions and renewals thereof.

3.
Turtle Creek 9 Theaters, 1000 Turtle Creek Drive, Hattiesburg, Mississippi—Lease dated January 3, 1994, between Turtle Creek Limited Partnership and Seller, as amended by that certain First Amendment of Lease dated August 5, 1994, between Turtle Creek Limited Partnership and Seller, and all amendments, extensions and renewals thereof.

2

Exhibit "B"

Owned Theater Legal Description

        That certain parcel of property located in Section 25, Township 21 North, Range 5 East, Morehouse Parish, Louisiana, and more particularly described as follows:

        From the intersection of the Northern right-of-way line of Cypress Avenue and the Eastern right-of-way line of North Washington Street, thence run N 05°38'03" E 535.80 feet to a point; thence turn and run S 86°39' E 154.15 feet to a point in the eastern right-of-way line of North Franklin Street and THE POINT OF BEGINNING: thence run in a northwesterly direction along the said eastern right-of-way line and said right-of-way being in a curve to the right and having a radius of 420.92 feet (the chord being N 41°29'06" W 17.30 feet) and having an arc distance of 17.30 feet to an iron pipe; thence run N 48°29'E 197.21 feet to a point; thence run S 87°15' E 53.33 feet to an iron pipe; thence run N 02°45' E 159.04 feet to a point in the centerline of an abandoned alley; thence run S 87°15' E along the said centerline of the abandoned alley 88.77 feet to a point; thence run S 87°00' E along the said centerline 153.66 feet to a point in the western right-of-way line of the Arkansas & Louisiana Missouri Railroad; thence turn and run South along the said western right-of-way line of the Arkansas & Louisiana Missouri Railroad 172.43 feet to an iron pipe; thence turn and run N 87°02' W 110.15 feet to an iron pipe; thence turn and run South 254.5 5 feet to an iron pipe; thence run N 86°57' W 39.89 feet to an iron pipe; thence run N 82°16'W 154.19 feet to an iron pipe; thence run N 89°22' W 42.18 feet to an iron pipe in the aforesaid eastern right-of-way line of North Franklin Street; thence turn and run N 21°20' W along the eastern right-of-way line 14.81 feet to a concrete monument; thence run in a northwesterly direction along the eastern right-of-way line and said right-of-way line being in a curve and having a radius of 416.97 feet (the chord being N 35°57'02" W 81.62 feet) for 81.75 feet to a concrete monument; thence run N 48°54' W along the said eastern right-of-way line 47.49 feet to a concrete monument; thence turn and run N 86°39' W along the said right-of-way 4.65 feet to a point and the Point of Beginning. The above described tract of land is situated in a portion of the NW 1/4 of Section 25, Township 21 North, Range 5 East, Morehouse Parish, Louisiana, and containing 2.564 Acres, more or less. All as shown on that survey by Frank L. Messinger, Registered Professional Land Surveyor, dated September 24, 1986.

3

Exhibit "C"

Additional Leases; R&S Lease

A.
Additional Leases:

1.
Westbrook 4 Theaters, 454 Brookway Boulevard, Brookhaven, Mississippi—Lease Agreement dated September 8, 1976, between West Brook Plaza and Gulf International Cinema Corporation (predecessor in interest to Seller), as amended by that certain Lease Modification—Addenda #1 dated October 1, 1977, between West Brook Plaza and Gulf International Cinema Corporation (predecessor in interest to Seller), that certain Lease Agreement dated January 27, 1981, between West Brook Plaza and Gulf International Cinema Co. (predecessor in interest to Seller), that certain extension letter dated November 5, 1985, between West-Brook Plaza and Gulf International Cinema Co. (predecessor in interest to Seller), that certain extension letter given November 18, 1991, by Seller, that certain extension letter given November 25, 1996, by Seller, that certain Amendment of Lease Agreement dated December 11, 2001, between West Brook Plaza and Seller, that certain extension letter given November 15, 2004, by Seller, and all amendments, extensions and renewals thereof.

2.
Sawmill Square 5 Theaters, 910 Sawmill Road, Laurel, Mississippi—Lease dated June 9, 1980, between Sawmill Square Associates and Gulf International Cinema Corporation (predecessor in interest to Seller), as amended by that certain extension letter given December 21, 1995, by Seller, that certain Lease Modification Agreement dated January 25, 2001, between Sawmill Square Associates and Seller, that certain Second Lease Modification Agreement dated May 7, 2004, between Sawmill Square Associates and Seller, and all amendments, extensions and renewals thereof.

3.
Natchez Mall 4 Theaters, 350 John R. Junkin Drive, Natchez, Mississippi—Lease dated September 9, 1977, between Natchez Mall, Ltd. (predecessor in interest to Natchez Mall, L.L.C.) and Gulf International Cinema Corporation (predecessor in interest to Seller), as amended by that certain First Amendment to Lease dated September 24, 1979, between Natchez Mall, Ltd. (predecessor in interest to Natchez Mall, L.L.C.) and Gulf International Cinema Corporation (predecessor in interest to Seller), that certain extension letter given April 11, 1995, and received April 17, 1995, by Renew Corporation, that certain extension letter given March 18, 1999, by Seller, that certain extension letter given March 31, 2004, by Regal Entertainment Group, and all amendments, extensions and renewals thereof.

4.
Lee Hill 6 Theaters, 1350 Boone Street, Leesville, Louisiana—Commercial Lease dated September 29, 1983, between Truman Nichols and SLV, Inc. (predecessor in interest to Seller), as amended by that certain letter agreement dated November 1, 1999, between Nichols Dry Goods Company, Inc. (successor in interest to Truman Nichols) and Seller, that certain First Amendment to Commercial Lease dated October 28, 2003, between Nichols Dry Goods Company of Many, Inc. (successor in interest to Truman Nichols) and Seller, and all amendments, extensions and renewals thereof.

B.
R&S Lease.

  Bonita Lakes 9, 1680 Bonita Lakes Circle, Meridian, Mississippi—Lease dated September 2, 1997, between Bonita Lakes Mall Limited Partnership and Seller, which was assigned to R&S pursuant to that certain Assignment and Assumption Agreement dated September 18, 1997, and as amended.

4

Exhibit "D"

List of FF&E

[To be attached]

5

Exhibit "E"

Form of Letter of Credit

(On Letterhead of Issuing Bank)

Date	Credit Number: (Insert Number)
Expiration Date: (Insert Date)
Beneficiary:	Applicant:
United Artists Theatre Circuit, Inc.

Gentlemen:

        We hereby establish our irrevocable letter of credit (the "Credit") in favor of United Artists Theatre Circuit, Inc., a Maryland corporation ("UATC"), in the aggregate amount of $                                           U.S. Currency (                        Dollars).

        All or any part of the Credit is available by sight draft or drafts drawn on us by you. Such draft or drafts must be accompanied by a statement, signed by an officer or agent of UATC, to the effect that the amount drawn herewith represents funds which UATC is entitled to draw from this Credit pursuant to Section 2.6 of that certain Purchase Agreement dated October     , 2005, by and between UATC and Boardwalk Ventures, LLC, a Louisiana limited liability company.

        All documents presented to us in connection with any demand for payment hereunder, as well as all notices and other communications to us in respect of this Credit, shall be in writing and shall make specific reference to this Credit by number. All drafts must be marked "Drawn under (Insert Name of Issuing Bank) Credit No. (Insert Number)."

        We hereby agree that drafts drawn under and in compliance with the terms of this Credit will be honored upon presentation and delivery of drafts as specified, without inquiry by us into the accuracy of any of the statements contained in any of such drafts, if presented at this office, (Insert Address of Issuing Bank as Shown on Letterhead).

        This Letter of Credit will be automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless we notify you in writing by registered mail, at least thirty (30) days prior to such expiration date or at least thirty (30) days prior to the expiration of the period for which this Letter of Credit is renewed, that we elect not to so renew this Letter of Credit. Upon renewal, we will notify you in writing that this Letter of Credit has been automatically renewed.

6

        UATC shall have the right to assign this Credit by providing written notice thereof to us to the following address:

        This Credit is subject to the Uniform Customs and Practice for documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400 (the "Uniform Customs"). This Credit shall be deemed to be a contract made under the laws of the State of (Insert State in Which Issuing Bank's Principal Place of Business is Located) and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

(INSERT IDENTIFICATION OF AND EXECUTION BY ISSUING BANK)

7

Exhibit "F"

Form of Guaranty

[To be attached]

8

Exhibit "G"

Form of Owned Theater Deed

[To be attached]

9

Exhibit "H"

Form of Assignment and Assumption Agreement and
Form of Hattiesburg Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION OF LEASE

        THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Agreement") is made as of this            day of                        , 2005 (the "Effective Date"), by and between                        , a            corporation ("Assignor"), and                        , a corporation ("Assignee").

        WHEREAS, Assignor and Assignee (or an Affiliate thereof) are parties to that certain Purchase and Sale Agreement dated as of                        , 2005 (the "Purchase Agreement"), pursuant to which Assignor, among other things, has agreed to sell, assign, transfer and convey to Assignee, the Transferred Property (as defined therein).

        WHEREAS, in connection with the sale and purchase of the Transferred Property, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all right, title and interest of Assignor into and under the Leases described in Exhibit "A" attached hereto and all amendments, extensions and renewals thereof. Terms not otherwise defined herein shall have the meanings set forth in the Leases.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

        1.    Assignment by Assignor.    Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor's right, title and interest in and to the Leases.

        2.    Acceptance and Assumption by Assignee.    Assignee hereby accepts the assignment, transfer and conveyance of the Leases. Assignee assumes and agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Leases, from and after the Effective Date.

        3.    [Right of Reassignment.    ADD IF ASSIGNOR IS NOT RELEASED BY LANDLORD UNDER LEASE If Assignee shall default or otherwise fail to perform under any Lease, then, unless Landlord shall have been enjoined from exercising any remedy under the Lease on account thereof (either voluntarily by agreement or involuntary by issuance of a court order from a court of competent jurisdiction), for so long as such default or failure shall continue beyond the applicable notice and cure period, and provided that Assignor shall not have been released by the landlord under the Lease, Assignor shall have the right to cause a reassignment of such Lease or, at Assignor's election in its sole and absolute discretion, all or any other Lease to Assignor immediately upon written notice thereof to Assignee. In such event, Assignee shall execute and deliver to Assignor an assignment and assumption agreement and such other instruments of transfer with respect to the Lease as may be reasonably requested by Assignor. Notwithstanding any reassignment of any Lease as aforesaid, Assignee shall not be released of its obligations hereunder or under the Lease.]

        4.    [Limitation on Assignee's Right to Expand Obligations.    ADD IF ASSIGNOR IS NOT RELEASED BY LANDLORD UNDER LEASE Assignor and Assignee acknowledge that the assignment and assumption set forth herein is made in the context of the rights and obligations of the tenant under the Leases existing as of the date hereof. As an inducement to Assignor's entry into this Agreement, Assignee hereby covenants that it shall not (i) extend, renew, or otherwise amend so as to lengthen the term of any Lease, regardless of whether the right to do any of the foregoing shall now exist under any such Lease, (ii) expand any Theater or the leased premises described in any Lease, regardless of whether the right to do any of the foregoing shall now exist under any such Lease, (iii) agree to any amendment to any Lease that would (A) increase the rent or any other monetary payment payable by tenant thereunder, or (B) expand the obligations of tenant thereunder, unless in

10

any such instance Assignee shall have procured and delivered to Assignor a written release from the applicable Landlord under such Lease expressly releasing Assignor and its affiliates and their respective successors and assigns of all of Assignor's obligations under the such Lease. In the event of any breach by Assignee of the foregoing covenant, Assignor shall have the right, in addition to any right or remedy at law or in equity, to draw on the Letter of Credit (as defined in the Purchase Agreement).]

        5.    Notices.    All notices, requests, demands and other communications required to be provided by any party under this Agreement (each, a "Notice") shall be in writing and delivered, at the sending Party's cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:

        If to Assignor:

    c/o United Artists Theatre Circuit, Inc.
    9110 E. Nichols Avenue
    Englewood, Colorado 80112
    Attn: Gerald M. Grewe, Esq.
    Facsimile No.: (303) 792-8228

    With a copy to:

    c/o Regal Cinemas
    7132 Regal Lane
    Knoxville, TN 37918
    Attn: General Counsel and Real Estate

    With a copy to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60601
    Attn: Robert T. Buday, Esq.
    Facsimile No.: (312) 660-0592

        If to Assignee:

    c/o Southern Theatres
    305 Baronne Street, Suite 900
    New Orleans, Louisiana 70112
    Attn: George Solomon
    Facsimile No.:

    With a copy to:

    Jones Walker
    Four United Plaza
    8555 United Plaza Blvd.
    Baton Rouge, Louisiana 70809
    Attn: Louis S. Quinn, Jr., Esq.
    Facsimile No.: (225) 248-3054

        All Notices sent by a party (or its counsel pursuant to this Section 5) under this Agreement shall be deemed to have been received by the party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient party, provided that such delivery is made prior to

11

5:00 p.m. (local time for the recipient party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient party refuses delivery of such Notice, or (B) such recipient party is no longer at such address or facsimile number, and such recipient party failed to provide the sending party with its current address or facsimile number pursuant to this Section 5. The parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 5 by providing a Notice of such change in address and/or facsimile number as required under this Section 5. The parties agree that the attorney for such party shall have the authority to deliver Notices on such party's behalf to the other party hereto. As used herein, the term "Business Day" means any day other than a Saturday, Sunday or federal legal holiday.

        6.    Successors and Assigns; Third-Party Beneficiaries.    This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Assignor, Assignee and Indemnitees as expressly provided under the Purchase Agreement.

        7.    Entire Agreement; Amendments to Agreement.    This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.

        8.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

[Remainder of page intentionally left blank;
Signatures on following page]

12

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:
, a corporation
By:
Name:
Title:
ASSIGNEE:
, a corporation
By:
Name:
Title:

13

Exhibit "I"

Form of Bill of Sale

BILL OF SALE

        FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation (the "Seller"), does hereby sell, assign and transfer to BOARDWALK VENTURES, LLC, a Louisiana limited liability company (the "Buyer"), all of the right, title and interest of Seller in and to all tangible personal property, equipment and furnishings (the "Personal Property") owned by Seller, if any, located on or in, or used in connection with, the real property more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Real Property"), and/or located on or in, or used in connection with the buildings and structures located thereon (the "Improvements"), (which Real Property and Improvements are referred to collectively herein as the "Premises"), and remaining located at the Premises as of November 3, 2005.

        This Bill of Sale is made without any representation or warranty by Seller, express or implied, except that Seller warrants to Purchaser that Seller owns the Personal Property sold, assigned and transferred hereby, free and clear of all liens, encumbrances, security interests, or other interests of third parties (other than Landlord Liens, as defined in that certain Purchase Agreement dated October     , 2005, between Seller and Buyer).

        IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of this    day of November, 2005.

UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation
By:
Name:
Title:

15

Exhibit "J"

Form of Additional Purchase Agreement

[To be attached]

2

AMENDMENT TO PURCHASE AGREEMENT

        This AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of the 20th day of October, 2005 (the "Effective Date"), by and between UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation ("Seller"), and BOARDWALK VENTURES, LLC, a Louisiana limited liability company ("Buyer").

WITNESSETH:

        WHEREAS, Seller and Buyer entered into that certain Purchase Agreement dated as of October 11, 2005 (the "Purchase Agreement"), with respect to the sale of certain real property located at 2315 Kaliste Saloom, Lafayette, Louisiana, as more particularly described therein; and

        WHEREAS, Seller and Buyer desire to amend the Purchase Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer agree as follows:

        1.    Capitalized Terms.    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

        2.    Purchase Price.    The reference to "ONE MILLION TWO HUNDRED FORTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,245,000.00)" in Section 6 of the Purchase Agreement is hereby deleted in its entirety and the text "ONE MILLION THREE HUNDRED THOUSAND AND 00/100 ($1,300,000.00)" inserted therefor, such that the Purchase Price under the Purchase Agreement shall be $1,300,000.

        3.    Miscellaneous.

          (a)   Except as amended by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

          (b)   This Amendment shall be governed by the laws of the State of Colorado, without giving effect to any principles regarding conflict of laws.

          (c)   A party may deliver executed signature pages to this Amendment by facsimile transmission to the other party, which facsimile copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation
By:
Name:
Its:
BUYER:
BOARDWALK VENTURES, LLC, a Louisiana limited liability company
By:	/s/ GEORGE SOLOMON
Name:	George Solomon
Its:	Manager

2

EXECUTION COPY

PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (the "Agreement") is made as of the 11th day of October, 2005 (the "Effective Date"), by and between UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation ("Seller"), and BOARDWALK VENTURES, LLC, a Louisiana limited liability company ("Buyer").

WITNESSETH:

        WHEREAS, Seller possesses a leasehold interest in the Property (hereinafter defined) pursuant to that certain Lease dated December 13, 1995 by and between Seller, as tenant, and Wilmington Trust Company, a Delaware banking corporation, William J. Wade, an individual, not in their individual capacities but solely as the Owner Trustee under a Trust Agreement dated December 13, 1995, as landlord (the "Fee Holder" and collectively with the Owner Participant, Remainderman Trustee, Remainderman Participant (each as defined in therein), the "Owner Parties"), as amended by that certain Amendment to Leveraged Lease Facility and Second Supplemental Indenture dated March 7, 2001 (as amended, the "Lease");

        WHEREAS, pursuant to Section 21A.1 of the Lease, Seller has the right, but not obligation, subject to the terms of the Lease, to cause the Owner Parties to sell the Property to a bona fide third-party Buyer not affiliated with Seller or its management;

        WHEREAS, Seller desires to cause the sale of the Property to Buyer and Buyer desires to purchase the Property, all in accordance with the terms and conditions herein set forth; and

        WHEREAS, Seller and VSS-Southern Theatres, LLC, an affiliate of Buyer, entered into that certain Letter Agreement dated June 30, 2005, and accepted July 5, 2005, with respect to the purchase by Buyer and the sale by Seller of certain personal property located at Westgate Cinema 8, 323 MacArthur Drive, Alexandria, Louisiana, as more particularly described therein (such theater, the "Westgate Theater," and such Letter Agreement, the "Westgate Letter Agreement").

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the Related Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer agree as follows:

        1.    Incorporation of Recitals.    The above-stated recitals are hereby incorporated herein and made a part of this Agreement.

        2.    Contingency Regarding the Ability to Convey the Property.    The terms and conditions of this Agreement relating to the conveyance of the Property to Buyer are subject to and conditioned upon (i) Seller obtaining confirmation from the Owner Parties that this Agreement constitutes a Purchase Contract (as defined in the Lease) for purposes of the Lease and (ii) the Owner Parties entering into a limited joinder (which limited joinder shall not modify the terms of this Agreement or the rights and obligations of the parties hereunder) in favor of Seller and Buyer (a copy of which shall be provided to Buyer), which would join the Owner Parties in the execution of this Agreement solely for the purpose of obligating the Owner Parties to convey title to its interests in the Property to Buyer in accordance with the Deed (hereinafter defined) and make the warranties of title stated therein (the "Ability to Convey") on or prior to October 28, 2005 (the "Outside Joinder Date"). Seller shall use commercially reasonable efforts, subsequent to the date of this Agreement and prior to the Outside Joinder Date, to obtain the Ability to Convey fee simple title to the Property, but in no event shall Seller be obligated to expend or invest any sum of money or take any extraordinary actions in connection therewith. Buyer acknowledges and agrees that Seller has made no representations or warranties, whether express or implied, regarding Seller's ability to obtain the Ability to Convey fee simple title to the Property. Buyer agrees that Seller shall have no liability whatsoever to Buyer for its failure to obtain the Ability to

Convey fee simple title to the Property on or prior to the Outside Joinder Date. If Seller fails to obtain the Ability to Convey fee simple title to the Property prior to the Outside Joinder Date, then this Agreement shall automatically terminate on the Outside Joinder Date, whereupon all parties hereto shall be relieved of any further obligations hereunder, except to the extent provided elsewhere herein. If at any time prior to the Outside Joinder Date, Seller determines, in its reasonable discretion, that it will be unable to obtain the Ability to Convey fee simple title to the Property prior to the Outside Joinder Date, then Seller shall have the right, but not the obligation, to terminate this Agreement immediately upon written notice to Buyer, whereupon all parties hereto shall be relieved of any further obligations hereunder, except to the extent provided elsewhere herein.

        3.    Contingency Regarding Certain Financial Test.    The terms and conditions of this Agreement relating to the conveyance of the Property to Buyer are further subject to and conditioned upon the satisfaction of a certain financial test with respect to the Property set forth in Section 21A.5 of the Lease. If the foregoing contingency is not satisfied prior to the Closing Date, then Seller shall have the right to terminate this Agreement immediately upon written notice thereof to Buyer, whereupon all parties hereto shall be relieved of any further obligations hereunder, except to the extent provided elsewhere herein.

        4.    Contingency Regarding Sale of Other Theaters.    The terms and conditions of this Agreement relating to the conveyance of the Property to Buyer are further subject to and conditioned upon Seller and Buyer having entered into a definitive purchase and sale agreement in form and substance acceptable to Seller and Buyer (the "Portfolio Purchase Agreement" and, together with the Westgate Letter Agreement, the "Related Purchase Agreements") with respect to (A) the purchase by Buyer and the sale by Seller of certain assets pertaining to four (4) theaters identified in a letter agreement between Seller and Buyer dated June 30, 2005 (the "Portfolio Letter Agreement"); and (B) the grant by Seller to Buyer of a right of first refusal and a purchase right with respect to five (5) additional theaters identified in the Porfolio Letter Agreement. If the foregoing contingency is not satisfied prior to October 28, 2005, and for so long thereafter as such contingency remains unsatisfied, then either party shall have the right to terminate this Agreement immediately upon written notice thereof to the other party, whereupon all parties hereto shall be relieved of any further obligations hereunder, except to the extent provided elsewhere herein.

        5.    Sale of Property.    Subject to the terms and conditions herein set forth, Seller hereby agrees to cause the sale and conveyance to Buyer, and Buyer hereby agrees to purchase, all that certain real property commonly known as Ambassador 10 Theaters, located at 2315 Kaliste Saloom, Lafayette, Louisiana, and more particularly described in Exhibit "A" attached hereto, together with all rights, privileges, and easements appurtenant thereto and all improvements and fixtures located thereon as of the Closing Date (hereinafter defined), which are owned by the Owner Parties and are transferable as of the Closing Date (the "Property").

        6.    Purchase Price.    The purchase price for the Property (the "Purchase Price") shall be ONE MILLION TWO HUNDRED FORTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,245,000.00) (which Seller and Buyer acknowledge shall be an allocable portion of the "Purchase Price" to be set forth in the Portfolio Purchase Agreement), which shall be payable by Buyer at Closing in immediately available funds plus or minus prorations as set forth herein.

        7.    Conveyance of Property.    At Closing, the Owner Parties shall convey to Buyer good, marketable and insurable fee simple title to the Property free and clear of the Lease Matters (hereinafter defined) by the type of deed required to be conveyed by the Owner Parties under the Lease (the "Deed") subject to (i) all matters of record (other than the Lease Matters); (ii) matters caused by Buyer; (iii) real estate taxes, assessments, and other governmental levies, fees or charges, imposed with respect to the Property which are not due and payable; (iv) zoning, building codes and other land use laws regulating the use or occupancy of the Property which are not violated by the current use or occupancy

2

of the Property; (iv) those exceptions referenced in the Lease; and (v) such other matters as would be apparent from an accurate survey or physical inspection of the Property, including, without limitation, all of the exceptions listed in that certain title commitment issued by the Title Company and identified as Commitment No. 441199COM (other than Schedule B-1 requirement 9 and B-2 exceptions 8, 9, and 12, which shall be cleared or removed from the Title Commitment at or prior to Closing (such requirement and exceptions the "Lease Matters")) (collectively, the "Permitted Deed Exceptions").

        8.    [INTENTIONALLY OMITTED]

        9.    Agreement Subject to Express Termination Rights in Portfolio Purchase Agreement.    The terms and conditions of this Agreement relating to the conveyance of the Property to Buyer shall be further subject to and conditioned upon any express right of Seller or Buyer to terminate this Agreement that shall be expressly set forth in the Portfolio Purchase Agreement.

        10.    [INTENTIONALLY DELETED]

        11.    Closing and Escrow.

            (a)    Closing Date.    The closing of the transactions described in this Agreement (the "Closing") shall occur not later than November 3, 2005, or such other date as agreed to in writing between Seller and Buyer (the date on which the Closing occurs is referred to herein as the "Closing Date"). Notwithstanding the foregoing, if Seller reasonably determines that further extensions beyond November 3, 2005, are necessary to consummate the transactions contemplated hereby and by the Portfolio Purchase Agreement, then Buyer shall not unreasonably withhold, condition, or delay its consent to such further extensions. The Closing shall be effected through a closing escrow instruction letter in mutually acceptable form among Seller, Buyer, and the Title Company, and shall occur at the offices of the Seller's counsel or such other place as agreed to in writing between Seller and Buyer. The Closing shall occur contemporaneous with the consummation of the transactions contemplated by the Portfolio Purchase Agreement. Seller's, the Owner Parties', and Buyer's obligations to close the transactions contemplated by this Agreement shall be subject to and conditioned upon the consummation of the transactions contemplated by the Portfolio Purchase Agreement.

            (b)    Seller's Closing Documents.    At or before Closing, Seller or the Owner Parties, as the case may be, shall deliver to Buyer the following:

              (i)  the Owner Parties shall deliver the duly executed and acknowledged Act of Cash Sale (the "Deed") in recordable form reasonably acceptable to Buyer conveying to the Buyer the Property free and clear of all encumbrances other than Permitted Deed Exceptions;

             (ii)  the Owner Parties or the Seller shall deliver a closing statement in form and content reasonably satisfactory to Buyer, the Owner Parties, and Seller, which shall be separate from the closing statement to be described in the Portfolio Purchase Agreement;

            (iii)  the Owner Parties and Seller shall deliver a partial termination, release or other documentation evidencing the partial termination of the Lease with respect to the Property reasonably acceptable to Buyer and sufficient for the Title Company to delete the Lease as an exception to title; and

            (iv)  the Owner Parties shall deliver a Non-Foreign Status Affidavit pursuant to IRC § 1445 executed by the Owner Parties.

3

            (c)    Buyer's Closing Documents.    At or before Closing, Buyer shall deliver to Seller the following:

              (i)  a closing statement in form and content reasonably satisfactory to Buyer, the Owner Parties and Seller, which shall be separate from the closing statement to be described in the Portfolio Purchase Agreement; and

             (ii)  good and sufficient funds required to purchase the Property and close the escrow.

            (d)    Other Documents.    Seller and Buyer shall each deposit, or cause the deposit, with the Title Company such other instruments as are reasonably required by the Title Company or otherwise reasonably required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

            (e)    Prorations.    The items of revenue and expense subsection shall be prorated between the parties (the "Prorations") as of 11:59 p.m. on the day preceding the Closing Date (the "Cut-Off Time"), or such other time expressly provided in this subsection, so that the Closing Date is a day of income and expense for Buyer.

              (i)    Taxes.    All Taxes (hereinafter defined) shall be prorated as of the Cut-Off Time between Seller and Buyer. If the amount of any Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill. As used herein, the term "Taxes" means any federal, state, local or foreign, real property, personal property, sales, use, ad valorem or similar taxes, assessments, levies, charges or fees imposed by any governmental authority on Seller with respect to the Property or the business conducted by Seller thereon, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.

              (ii)    REA Charges.    All common area maintenance charges, operating expenses, or any other monetary charges due and payable by Seller under any reciprocal easement agreement or similar agreement affecting the Property shall be prorated as of the Cut-Off Time between Seller and Buyer.

              (iii)    Utilities.    All utility services for the Property shall be prorated as of the Cut-Off Time between Seller and Buyer. The parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Buyer by estimating such cost on the basis of the most recent bill for such service. Seller shall receive a credit for all deposits transferred to Buyer or which remain on deposit for the benefit of Buyer with respect to such utility contracts.

              (iv)    Other Adjustments and Prorations.    All other items of income and expense with respect to the Property as are customarily adjusted or prorated upon the sale and purchase of property similar to the Property in Louisiana shall be adjusted and prorated between Seller and Buyer accordingly.

              (v)    Prorations Final.    All prorations shall be final and neither Seller nor Buyer shall have any right of reproration.

            (f)    Transaction Costs.

              (i)    Seller's Transaction Costs.    In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following

4

      items in connection with this transaction: (i) all costs of recording any title clearance documents; and (ii) the fees and expenses of its own attorneys, accountants and consultants.

              (ii)    Buyer's Transaction Costs.    In addition to the other costs and expenses to be paid by Buyer as set forth elsewhere in this Agreement, Buyer shall pay for the following items in connection with this transaction: (i) any transfer, documentary, stamp, sales or similar tax and recording charges payable in connection with the conveyance of the Property; (ii) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Buyer; (iii) the fees and expenses for the Title Company; and (iv) the fees and expenses of its own attorneys, accountants and consultants.

        12.    "AS-IS" PURCHASE.

          A.    BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS ACCEPTING THE PROPERTY "AS-IS" "WHERE-IS" AND "WITH ALL FAULTS" WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM, OR ON BEHALF OF, SELLER OR THE OWNER PARTIES, EXCEPT AS MAY HEREAFTER BE SPECIFICALLY SET FORTH IN THE PORTFOLIO PURCHASE AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HEREBY EXPRESSLY DISCLAIMS, AND OWNER PARTIES HAVE EXPRESSLY DISCLAIMED, ANY AND ALL IMPLIED WARRANTIES CONCERNING THE CONDITION OF THE PROPERTY AND ANY PORTIONS THEREOF, INCLUDING, BUT NOT LIMITED TO, ENVIRONMENTAL CONDITIONS, THE IMPLIED WARRANTIES OF HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS MAY BE HEREAFTER EXPRESSLY SET FORTH IN THE PORTFOLIO PURCHASE AGREEMENT.

          B.    BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS MAY BE HEREAFTER OTHERWISE EXPRESSLY SET FORTH IN THE PORTFOLIO PURCHASE AGREEMENT, NEITHER SELLER NOR THE OWNER PARTIES NOR THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS CONDUCTED BY SELLER THEREON, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (I) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (II) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, (III) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS (AS SHALL BE DEFINED IN THE PORTFOLIO PURCHASE AGREEMENT) PROVIDED TO BUYER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER OR THE OWNER PARTIES, OR (D) ANY OTHER MATTER RELATING TO

5

  SELLER OR THE OWNER PARTIES, THE PROPERTY, OR THE BUSINESS CONDUCTED BY SELLER THEREON.

          C.    BUYER ACKNOWLEDGES AND AGREES THAT (I) BUYER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS CONDUCTED BY SELLER THEREON AS OF THE EXPIRATION OF THE DUE DILIGENCE PERIOD AS SHALL BE SET FORTH IN THE PORTFOLIO PURCHASE AGREEMENT, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY; (II) BUYER WILL BE RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS CONDUCTED BY SELLER THEREON, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES TO BE EXPRESSLY MADE BY SELLER IN THE PORTFOLIO PURCHASE AGREEMENT IN PURCHASING THE PROPERTY; AND (III) BUYER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO BUYER BY SELLER OR THE OWNER PARTIES (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES TO BE EXPRESSLY STATED BY SELLER IN THE PORTFOLIO PURCHASE AGREEMENT) OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.

        13.    [INTENTIONALLY OMITTED]

        14.    [INTENTIONALLY OMITTED]

        15.    [INTENTIONALLY OMITTED]

        16.    Default; Remedies.    If, at any time prior to Closing, Buyer fails to perform any of its other covenants or obligations under this Agreement in any material respect which breach or default is not caused by a Seller Default (each, a "Buyer Default"), then Seller, as its sole and exclusive remedies, may elect to (i) terminate this Agreement by providing written notice to Buyer, whereupon the parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, (ii) proceed to Closing, in which case Seller shall be deemed to have waived such Buyer Default, or (iii) obtain a court order for specific performance with respect to Buyer hereunder. If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect (each, a "Seller Default"), and no Buyer Default has occurred which remains uncured, then Buyer, as its sole and exclusive remedies, may elect to (l) terminate this Agreement, whereupon the parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; or (m) if Seller shall have then obtained the Ability to Convey, proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Buyer shall be deemed to have waived such Seller Default. If Seller shall have then obtained the Ability to Convey, and the Owner Parties shall default in any material respect in any obligations of Seller hereunder that were assumed by the Owner Parties in joining in the execution under this Agreement, Buyer's sole and exclusive remedies against either the Owner Parties or Seller shall be (y) to seek an action for specific performance against the Owner Parties solely with respect to the obligations of Seller hereunder that were assumed by the Owner Parties in joining in the execution of this Agreement or (z) to terminate this Agreement immediately upon written notice thereof to Seller, it being understood by the parties hereto that Buyer shall not have any right to pursue any such remedies without having delivered the written notice as aforesaid. The parties hereto agree that Buyer's

6

remedies hereunder as between Owner Parties and Seller are not cumulative and that Seller shall have no liability for any obligation of Seller that was assumed by the Owner Parties in joining in the execution of this Agreement.

        17.    [INTENTIONALLY OMITTED]

        18.    No Representations, Warranties or Personal Liability of the Owner Parties.    Buyer acknowledges that the sale of the Property free and clear of the lien of the Leveraged Lease Facility (as defined in the Lease) is subject to certain limitations, specifically Article 21A of the Lease pertaining to sales of "Special Redemption Property" and the qualifications for a "Purchase Contract." Accordingly, Buyer acknowledges that the Owner Parties have not made and are under no obligation to make any representations or warranties, express or implied, other than any warranties of title that the Owner Parties may give in connection with the delivery of the Deed. Buyer also agrees that the Owner Parties have no personal liability under this Agreement. Buyer also agrees that the Owner Parties are not and will not be a party to, and are not and will not be bound by, the Portfolio Purchase Agreement and the Westgate Letter Agreement.

        19.    [INTENTIONALLY OMITTED]

        20.    [INTENTIONALLY OMITTED]

        21.    Notices.

            (a)    Method of Delivery.    All notices, requests, demands and other communications required to be provided by any party under this Agreement (each, a "Notice") shall be in writing and delivered, at the sending party's cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient party at the following address or facsimile number:

If to Seller:	c/o United Artists Theatre Circuit, Inc. 9110 E. Nichols Avenue Englewood, Colorado 80112 Attn: Gerald M. Grewe, Esq. Facsimile No.: (303) 792-8228
With a copy to:	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Attn: Robert T. Buday, Esq. Facsimile No.: (312) 660-0592
If to Buyer:	c/o Southern Theatres 305 Baronne Street, Suite 900 New Orleans, Louisiana 70112 Attn: George Solomon Facsimile No.:
With a copy to:	Jones Walker Four United Plaza 8555 United Plaza Blvd. Baton Rouge, Louisiana 70809 Attn: Louis S. Quinn, Jr., Esq. Facsimile No.: (225) 248-3054

7

            (b)    Receipt of Notices.    All Notices sent by a party (or its counsel pursuant to Section 21(d)) under this Agreement shall be deemed to have been received by the party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient party refuses delivery of such Notice, or (B) such recipient party is no longer at such address or facsimile number, and such recipient party failed to provide the sending party with its current address or facsimile number pursuant to Section 21(c).

            (c)    Change of Address.    The parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 21 by providing a Notice of such change in address and/or facsimile number as required under this Section 21.

            (d)    Delivery by party's Counsel.    The parties agree that the attorney for such party shall have the authority to deliver Notices on such party's behalf to the other party hereto.

        22.    Miscellaneous.

            (a)    Brokers and Finders.    Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein. Seller shall not be responsible for any brokerage agreements entered into on behalf of Buyer. Buyer shall not be responsible for any brokerage agreements entered into on behalf of Seller. Each party hereto hereby indemnifies the other party from and against the claims of any person claiming a brokerage or finders fee or commission by, through, or under such party. This Section shall survive the Closing and the delivery of the Deed or the earlier termination of this Agreement.

            (c)    No Recordation.    Buyer shall not record this Agreement nor any memorandum or other notice of this Agreement in any public records. Buyer hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of Buyer a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement. Notwithstanding the foregoing, Buyer may record this Agreement if, and only to the extent required by, applicable law in order to enforce the remedy of specific performance on account of an Event of Default by Owner Parties and, in such event, only after the occurrence of such Event of Default.

            (d)    Time is of the Essence.    Time is of the essence of this Agreement; provided.however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

            (e)    Business Days.    As used herein, the term "Business Day" means any day other than a Saturday, Sunday or federal legal holiday.

8

            (f)    Assignment.    Buyer shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to any Person controlled by, controlling or under common control with Southern Theatres, LLC, a Louisiana limited liability company, without Seller's consent. Notwithstanding any permitted assignment by Buyer hereunder, Buyer shall not be released of its obligations hereunder.

            (g)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and permitted assigns.

            (h)    Third party Beneficiaries.    This Agreement shall not confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.

            (i)    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.

            (j)    Rules of Construction.    The following rules shall apply to the construction and interpretation of this Agreement:

              Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

              All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits (whether in upper or lower case) are references to the exhibits attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

              The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

              Each party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

              The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.

              The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

              The term "sole and absolute discretion" with respect to any determination to be made a party under this Agreement shall mean the sole and absolute discretion of such party, without regard to any standard of reasonableness or other standard by which the determination of such party might be challenged.

            (k)    No Severability.    Notwithstanding any allocation of purchase price in the Portfolio Purchase Agreement, the provision for the transfer of title to the Property by separate instrument, and the provision for the transfer of certain personal property located at the

9

    Westgate Theater by separate instrument (all of which form the basis of the parties' single agreement), the parties hereby expressly intend that this Agreement and the Related Purchase Agreements, and all of the provisions collectively therein, shall be construed as a single, whole and non-severable agreement with respect to all matters herein and therein set forth, and if any term or provision of this Agreement or the Related Purchase Agreements is held to be or rendered invalid or unenforceable at any time in any jurisdiction, then the entire Agreement and the Related Purchase Agreements shall be deemed invalid or unenforceable.

            (l)    WAIVER OF TRIAL BY JURY.    EACH PARTY HEREBY WAIVE ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

            (m)    Prevailing Party.    If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any party to enforce its rights under this Agreement against any other party, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing party; provided, however, that if a party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis.

            (n)    Incorporation of Recitals and Exhibits.    The recitals to this Agreement, and all exhibits referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement.

            (o)    Entire Agreement.    This Agreement, the Westgate Letter Agreement, the Portfolio Letter Agreement (or, in lieu thereof upon execution, the Portfolio Purchase Agreement), and that certain Confidentiality Agreement dated [                        , 2005], by and between Seller and Buyer (the "Confidentiality Agreement") set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between the parties on or prior to the date of this Agreement with respect to the transaction described in this Agreement, the Westgate Letter Agreement, the Portfolio Letter Agreement (or, in lieu thereof upon execution, the Portfolio Purchase Agreement), and the Confidentiality Agreement.

            (p)    Amendments, Waivers and Termination of Agreement.    No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the parties.

            (q)    Not an Offer.    The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Buyer, unless and until all parties have executed and delivered this Agreement to all other parties.

            (r)    Execution of Agreement.    A party may deliver executed signature pages to this Agreement by facsimile transmission to any other party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

[SIGNATURE PAGE FOLLOWS]

10

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:
UNITED ARTISTS THEATRE CIRCUIT, INC., a Maryland corporation
By:
Name:
Its:
BUYER:
BOARDWALK VENTURES, LLC, a Louisiana limited liability company
By:
Name:
Its:

11

EXHIBIT "A"

Description of Property

TRACT A:

        That certain tract or parcel of ground, together with all buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, located in Section 69, Township 10 South, Range 4 East, being known and designated as PARCEL 7, CONTAINING 6.319 ACRES, MORE OR LESS, BOUSZANY ESTATES, PHASE V, City and Parish of Lafayette, State of Louisiana, as shown on a plat of survey prepared by C. H. Fenstarmaker & Associates, Inc., dated March 22, 1995, revised May 4, 1995, and recorded August 11, 1995, under Act. No. 95-026369 in the records of the Lafayette Parish Clerk of Court's Office. The parcel being more fully described as follows: Commencing at the projected intersection of the Northeasterly right-of-way of Ambassador Caffery Parkway (La. Hwy. 3073) and the Southeasterly right-of-way of Kaliste Saloom Road (La. Hwy. 3095), proceed along said right-of-way of Kaliste Saloom Road a bearing of North 41°11'15" East a distance of 1,556.88 feet to a point, said point hereinafter to be known as the Point of Beginning; thence proceed along the Southeasterly right-of-way of Kaliste Saloom Road a bearing of North 41°11'15" East a distance of 198.37 feet to a point; thence proceed along a bearing of South 45°32'20" East a distance of 796.88 feet to a point; thence proceed along a bearing of South 44°27'40" West a distance of 406.00 feet to a point; thence proceed along a bearing of North 45°32'20" West a distance of 564.18 feet to a point; thence proceed along a bearing of North 41°11'15" East a distance of 209.48 feet to the Point of Beginning.

TRACT B:

        That certain tract or parcel of ground, together with all buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, located in Section 69, Township 10 South, Range 4 East, being designated as CONTAINING 500 SQUARE FEET, City and Parish of Lafayette, State of Louisiana, as shown on a plat of survey prepared by C. H. Fenstarmaker & Associates, Inc., dated March 22, 1995, revised May 4, 1995, and recorded August 11, 1995, under Act. No. 95-026371 in the records of Lafayette Parish Clerk of Court's Office. The parcel being more fully described as follows: Commencing at the projected intersection of the Northeasterly right-of-way of Ambassador Caffery Parkway (La. Hwy. 3073) and the Southeasterly right-of-way of Kaliste Saloom Road (La. Hwy. 3095), proceed along said right-of-way of Ambassador Caffery Parkway a bearing of South 46°08'11" East a distance of 266.25 feet to a point; thence continue along said right-of-way a bearing of South 48°25'36" East a distance of 19.04 feet, said point hereinafter to be known as the Point of Beginning; thence proceed along a bearing of North 41°11'15" East a distance of 50.00 feet to a point; thence proceed along a bearing of South 48°25'36" East a distance of 10.00 feet to a point; thence proceed along a bearing of South 41°11'15" West a distance of 50.00 feet to a point on the Northeasterly right-of-way of Ambassador Caffery Parkway; thence proceed along said right-of-way of Ambassador Caffery Parkway a bearing of North 48°25'36" West a distance of 10.00 feet to the Point of Beginning.

TRACT C:

        That certain tract or parcel of ground, together with all buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, located in Section 69, Township 10 South, Range 4 East, being designated as CONTAINING 19,929 SQUARE FEET, City and Parish of Lafayette, State of Louisiana, as shown on a plat of survey prepared by C. H. Fenstarmaker & Associates, Inc., dated March 22, 1995, revised May 4, 1995, and recorded August 11, 1995, under Act. No. 95-026372 in the records of the Lafayette Parish Clerk of Court's office. The parcel being more fully described as follows: Commencing at the projected intersection of the Northeasterly right-of-way of Ambassador Caffery Parkway (La. Hwy. 3073) and the Southeasterly right-of-way of Kaliste Saloom Road (La. Hwy. 3095), proceed along said right-of-way of Kaliste Saloom Road a bearing of North 41°11'15" East a distance of 1,298.59 feet to a point, said point hereinafter to be known as the Point of Beginning; thence proceed along the Southeasterly right-of-way of Kaliste Saloom Road a bearing of North 41°11'15" East a distance of 50.08 feet to a point; thence proceed along a bearing of South 45°32'20" East a distance of 400.00 feet to a point; thence proceed along a bearing of South 44°27'40" West a distance of 50.00 feet to a point; thence proceed along a bearing of North 45°32' 20" West a distance of 400.00 feet to the Point of Beginning.

TRACT D:

        That certain tract or parcel of ground, together with all buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, and advantages thereunto belonging or in anywise appertaining, located in Section 69, Township 10 South, Range 4 East, being designated as CONTAINING 0.681 ACRES, MORE OR LESS, City and Parish of Lafayette, State of Louisiana, as a plat of survey prepared by C. H. Fenstarmaker & Associates, Inc., dated March 22, 1995, revised May 4, 1995, and recorded August 11, 1995, under Act. No. 95-026372 in the records of the Lafayette Parish Clerk of Court's Office. The parcel being more fully described as follows: Commencing at the projected intersection of the Northeasterly right-of-way of Ambassador Caffery Parkway (La. Hwy. 3073) and the Southeasterly right-of-way of Kaliste Saloom Road (La. Hwy. 3095), proceed along said right-of-way of Kaliste Saloom Road a bearing of North 41°11' 15" East a distance of 1,348.59 feet to a point; thence proceed along a bearing of South 45°32'20" East a distance of 773.65 feet to a point, said point hereinafter to be known as the Point of Beginning; thence proceed along a bearing of North 44°27'40" East a distance of 406.00 feet to a point; thence proceed along a bearing of South 45°32'20" East a distance of 107.30 feet to a point; thence proceed along a bearing of South 44°27'40" West a distance of 406.00 feet to a point; thence proceed along a bearing of North 45°32'20" West a distance of 107.30 feet to the Point of Beginning.

2

Exhibit "K"

Allocated Values for Additional Leased Theaters and R&S Theater

Theater	Allocated Value
Westbrook 4 Theaters, 454 Brookway Boulevard, Brookhaven, Mississippi	$700,000.00
Sawmill Square 5 Theaters, located at 910 Sawmill Road, Laurel, Mississippi	$600,000.00
Natchez Mall 4 Theaters, 350 John R. Junkin Drive, Natchez, Mississippi	$550,000.00
Lee Hill 6 Theaters, located at 1350 Boone Street, Leesville, Louisiana	$2,000,000.00
Bonita Lakes 9, located at 1680 Bonita Lakes Circle, Meridian, Mississippi	$1,050,000.00

3

QuickLinks

PURCHASE AND SALE AGREEMENT